Exhibit 10.44

RESULTS WAY CORPORATE PARK

CUPERTINO, CALIFORNIA

LEASE FOR 2 RESULTS WAY

RWC, LLC,

a California limited liability company,

Landlord

and

DURECT CORPORATION,

a Delaware corporation

Tenant

EXHIBIT A	PREMISES
EXHIBIT B	RESULTS WAY CORPORATE PARK SIGN PROGRAM
EXHIBIT C	WORK LETTER
EXHIBIT C-1	APPROVED SPACE PLAN
EXHIBIT D	ACKNOWLEDGMENT OF TERM COMMENCEMENT DATE
EXHIBIT E	BASE BUILDING IMPROVEMENTS
EXHIBIT F	RULES AND REGULATIONS
EXHIBIT G	BUILDING 3 EXTENSION AND EXPANSION RIGHTS

i

OFFICE LEASE

This lease is entered into by and between the landlord and tenant specified in the Basic Lease Information (hereinafter “Landlord” and “Tenant” respectively).

BASIC LEASE INFORMATION

Date:	__September 1___, 2005

Landlord:	RWC, LLC, a California limited liability company

Tenant:	Durect Corporation, a Delaware corporation

Building	Building No. 2 located in the Project, as shown on the site plan attached hereto as Exhibit “A” and incorporated herein.

Project:	That certain real property depicted on the site plan attached hereto as Exhibit ”A” and incorporated herein, which real property is commonly known as Results Way Corporate Park, together with the Premises, the other buildings located on such real property, and all other improvements now or hereafter located on such real property, collectively.

Section	Page
Section 1.1	3	Premises:	The entire Building, including below-grade garage

Section 1.2	4	Rentable Area of space within the Building:	Approximately 40,560 rentable square feet calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 for a full-building tenant, as published by the Building Owners and Managers Association International, plus approximately 3,025 rentable square feet of storage space and the square footage constituting the Building garage, both (storage and garage) of which are used by Tenant rent free and as part of the Premises. For purposes of this Lease, the first floor of the Building is deemed to contain 22,786 rentable square feet and the second floor of the Building is deemed to contain 17,774 square feet.

Section 1.2	4	Rentable Area of space within the Project:	372,982 square feet

Section 1.2	4	Rentable Area of Premises:	40,560 square feet

Section 1.7	5	Parking Spaces:	Ten (10) designated visitor-parking spaces near entrance to Building in surface lot, and exclusive use of Building parking garage.

Section 2.1	5	Scheduled Term Commencement Date:	December 1, 2005

Section 2.1	5	Term Expiration Date:	The day preceding the seventh (7th) anniversary of the Term Commencement Date.

Section 3.1	9	Base Rent:
			Period	Annual Base Rent Per Rentable Sq.Ft.
			Months 1-12	$16.20
			13-24	16.69
			25-36	17.19
			37-48	17.70
			49-60	18.23
			61-72	18.78
			73-84	19.34

Section 3.4	9	Advance Rent	$30,761.10

Section 4.1	9	Proportionate Share (Project) Proportionate Share (Building)	10.8745% 100%

Section 5.1	13	Letter of Credit:	$328,536.00

Section 6.1	14	Use:	General office, research and development labs and/or manufacturing uses consistent with uses in other first class corporate business parks in Cupertino, California

Section 28.1	33	Tenant’s Address for Notices:	Durect Corporation 10240 Bubb Road Cupertino, CA 95014-4166 Attention: Vice President, General Counsel Telephone: (408) 777-1827 Facsimile: (408) 864-7419

Section 28.1	33	Tenant’s Address Prior to Occupancy:	Durect Corporation 10240 Bubb Road Cupertino, CA 95014-4166 Attention: Vice President, General Counsel Telephone: (408) 777-1827 Facsimile: (408) 864-7419

Section 28.1	33	Landlord’s Address for Notices:	RWC, LLC c/o Grosvenor California Limited One Embarcadero, Suite 3900 San Francisco, CA 94111 Attn: Asset Manager Telephone: 415/434-0175 Facsimile: 415/434-2742

		With a copy to:	Greene Radovsky Maloney & Share LLP Four Embarcadero Center, Suite 4000 San Francisco, CA 94111 Attn: Mark S. Hennigh Telephone: 415/981-1400 Facsimile: 415/777-4961

Section 32.11	36	Landlord’s Broker:	Cornish & Carey Commercial

Section 32.11	36	Tenant’s Broker:	Colliers International

Special Provision(s):	Section 1.1(b) – Right of First Refusal
Section 2.3 – Extension Option
Section 8(b) – Landlord’s Contribution

In the event of any conflict between this Basic Lease Information and the other terms of this Lease, the other terms of this Lease shall control.

Article 1 — Premises

Section 1.1 Premises.

(a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, conditions and provisions contained in the Basic Lease Information and hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain premises shown on Exhibit “A” attached hereto, together with a non-exclusive right to the use of the “Common Facilities” (as defined in Section 1.3) (the “Premises”), which Premises are specified in the Basic Lease Information and located in the building specified in the Basic Lease Information (the “Building”). The vertical boundaries of the Premises shall extend from the unfinished surface of the floor to and including the unfinished surface of the roof above the finished ceiling. Landlord hereby reserves for itself from the leasehold interest granted to Tenant herein: (a) the “Main Utility Lines” (as defined in Section 1.3), any easements for public utilities and the right of ingress and egress to the public utilities and the distribution system for all utilities serving the Project for the purpose of installing, maintaining and repairing such utility systems, and (b) a nonexclusive right to use the Common Facilities, including a nonexclusive right of ingress and egress over the parking lots, entrances, exits and drive aisles.

(b) Right of First Refusal. Throughout the Term of this Lease, but subject to the extension option rights and expansion option rights granted prior to July 2005 to other tenants of the building commonly known as 3 Results Way (“Building 3”) and shown on Exhibit “A” attached hereto, which extension option and expansion option rights are listed on Exhibit “G” attached hereto, Tenant shall have the continuing right of first refusal to lease space located in Building 3 as such space becomes available for lease (the “First Refusal Space”). The First Refusal Space shall not be deemed available for lease if Landlord renews or extends the lease with the existing tenant(s) of the First Refusal Space, their successors or assigns, on a negotiated basis. The precise size and configuration of the First Refusal Space shall be as reasonably determined by Landlord and shall be subject to the exiting requirements then imposed by the applicable governmental authorities with jurisdiction over the Premises. On each occasion during the Term of this Lease (including any Option Terms) that Landlord receives a Third Party Offer (as hereinafter defined) for the First Refusal Space and prior to leasing the First Refusal Space to any third party, Landlord shall first deliver to Tenant a redacted copy of such Third Party Offer specifying the material business terms and conditions upon which such third-party has proposed to lease the First Refusal Space and which Landlord is willing to accept (the “Availability Notice”). Tenant shall then have five (5) business days after its receipt of the Availability Notice in which Tenant may either give Landlord written notice of Tenant’s acceptance of the First Refusal Space on the terms and conditions specified in the Availability Notice (the “Acceptance Notice”) or written notice of a counteroffer by Tenant for the lease of such First Refusal Space (the “Counteroffer Notice”). Prior to giving the Availability Notice to Tenant and for five (5) business days thereafter, Landlord shall not enter into any lease of the First Refusal Space with any other person. If during such five (5) business day period:

1. Tenant gives Landlord an Acceptance Notice, Landlord and Tenant shall then promptly and at Landlord’s election enter into an amendment of this Lease incorporating the terms of the Acceptance Notice, increasing the size of the Premises to include the First Refusal Space and to increase Tenant’s Percentage Share to reflect the Rentable Area so added; or

2. Tenant gives Landlord a Counteroffer Notice, Landlord shall then give Tenant written notice either: (i) accepting such counteroffer (in which event, Landlord and Tenant shall promptly enter into an amendment of this Lease incorporating the terms of said counteroffer, increasing the size of the Premises to include the First Refusal Space and to increase Tenant’s Percentage Share to reflect the Rentable Area so added); or (ii) rejecting such counteroffer.

After expiration of such five (5) business day period, if Tenant has not given Landlord a timely Acceptance Notice or a timely Counteroffer Notice, then Landlord shall be free to lease the First Refusal Space to any other person or entity on any terms and conditions which are not materially less favorable to Landlord than those as set forth in the Third Party Offer. After expiration of such five (5) business day period, if Tenant has given Landlord a timely Counteroffer Notice which Landlord has rejected, Landlord shall be free to lease such First Refusal Space to any other person or entity on any terms and conditions; provided, however, Landlord shall not lease such First Refusal Space to any other person or entity on basic economic terms materially less favorable to Landlord (in the aggregate) than those set forth in such Counteroffer Notice (or, if more than one was timely given, in the last such Counteroffer Notice) without first giving Tenant at least five (5) business days prior written notice of such proposed lease and the opportunity (during such five (5) business day period by delivery of written notice to Landlord) to agree to lease such First Refusal Space on the same terms and conditions as those of such proposed lease.

For purposes of this Section, the term “Third Party Offer” shall mean a bona fide offer to lease all or any part of the First Refusal Space received by Landlord (including any term sheets or letters of intent) from an unaffiliated third party on terms which are acceptable to Landlord.

Section 1.2 Rentable Area. As used in this Lease, the term “Rentable Square Feet” means the number of square feet of constructed floor area appropriated to the exclusive use or occupancy of tenants or owner/occupants, whether or not such areas are actually leased or occupied, measured in accordance with the standard set forth under “Rentable Area of Space Within Building” in the Basic Lease Information. As used in this Lease, the term “Rentable Area” means the total number of Rentable Square Feet comprising the applicable portion of the Project from time to time. The Rentable Area of the Premises and of the Project are agreed to be the corresponding number of square feet specified in the Basic Lease Information determined using the methodology set forth in the preceding sentences of this Section 1.2.

Section 1.3 Main Utility Lines, Common Facilities. The term “Main Utility Lines” means the pipes, conduits, lines, trails and/or systems for electricity, telephone, water, storm drain, gas and sewer services serving the Project and located under those portions of the Project. The term “Common Facilities” means the Main Utility Lines, entrances, exits, drive aisles and access roads, parking areas, walkways, landscaped areas and all other areas located on or adjacent to the Project which are provided from time to time for the common use of tenants or occupants of the Project and/or the Premises. The Common Facilities exclude all areas located on or adjacent to the Project which Landlord has provided for the exclusive use of particular tenants or occupants of the Project and/or the Premises (except that Landlord shall maintain, on a common basis, any exclusive parking spaces and the cost of such maintenance shall be included in “Operating Expenses,” as defined below).

Section 1.4 Common Facilities Use. Landlord grants to Tenant and its authorized representatives and invitees a nonexclusive right to use the Common Facilities for ingress and egress, with others who are entitled to use the Common Facilities, subject to Landlord’s reserved rights hereinafter set forth. Landlord reserves the right to change the Common Facilities or the layout thereof, and to add other buildings and improvements to the Project and remove buildings and improvements from the Project, from time to time so long as such change does not materially adversely affect Tenant’s use of the Premises. Landlord shall also have the right to remeasure other buildings in the Project and to adjust the Proportionate Share for all tenants in the Project as a result of any such remeasurement. Landlord reserves for itself and its assigns a nonexclusive easement on, over and across the Common Facilities for the purpose of vehicular (including trucks of all sizes) and pedestrian ingress and egress. Tenant expressly acknowledges that Landlord has informed Tenant that Landlord will likely subdivide the Project, and demolish some of the existing buildings in the Project, and that subsequent thereto a new project may be constructed (by Landlord or otherwise) in its place, which new “project” will not be a part of the Project.

Section 1.5 Common Facilities Operation. Landlord shall have the right to:

(a) Establish and enforce rules and regulations applicable to all tenants and occupants concerning the maintenance, management, use and operation of the Common Facilities.

(b) Close any of the Common Facilities to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Facilities or the accrual of any rights of any person or of the public to the Common Facilities, but Landlord shall use reasonable efforts not to interfere with Tenant’s use of the Premises.

(c) Close temporarily any of the Common Facilities for maintenance purposes.

(d) Select a person or company to maintain and operate any of the Common Facilities if at any time Landlord determines that the best interests of the Project will be served by having any of the Common Facilities maintained and operated by that person or company. Landlord shall have the right to negotiate and enter into a contract with that person or company on such terms and conditions and for such period of time as Landlord deems reasonable and proper as to both service and cost.

(e) Landlord and its agents (and others receiving Landlord’s written permission) while engaging in the work of constructing improvements or making repairs in the Project, including construction of new buildings or building additions, shall have the right to make use of portions of the accommodation areas, roads and truckways; provided, however, that Landlord shall use its reasonable efforts not to interfere with Tenant’s use of the Premises. In determining the reasonableness of any such use, all pertinent factors shall be taken into consideration including the interference, if any, with the operations of the various businesses located in the Project, the availability of other space for such purpose and the cost of using other space for such purpose, provided that the entrance to the Premises or other tenants’ premises for customers and service shall not be blocked.

Section 1.6 Signage. Tenant shall be entitled to the 2 Results Way portion of the monument sign at the entrance to the Project which monument sign may be relocated by Landlord before or after the Term Commencement Date. In addition, Tenant shall have the exclusive right to place its name on the building sign near the Premises subject to (i) Landlord’s prior review and approval, which shall not be unreasonably withheld, conditioned or delayed, (ii) the receipt by Tenant of all necessary governmental approvals therefor and (ii) the compliance of any such signage with (1) the Results Way Corporate Park Sign Program attached hereto as Exhibit “B” and incorporated herein by this reference and (2) all legal requirements to construct, install, maintain, repair and replace signs and other identifying materials containing the Tenant Name (as hereinafter defined) in, on or about the Premises. As used herein, the “Tenant Name” means Durect Corporation and any other legal name or trade name by which Tenant or its products may be known. As part of the Tenant Name, Tenant may include any logo commonly associated with Tenant or its products on such signage located on the Premises.

Section 1.7 Parking. Tenant shall have the exclusive use of the parking garage in the Building, along with the right to ten (10) spaces located near the front entrance to the Building in the adjacent surface parking lot, which ten (10) spaces may be designated by Tenant by appropriate signage as “Durect Corporation Visitor Parking.” From time to time, Landlord shall have the right to designate other parking spaces in the Project for the exclusive use of particular tenants of the Project and/or a building, and Tenant shall not allow its employees to park their vehicles in any parking spaces designated for the exclusive use of other tenants. In addition, Landlord shall have the right to designate “visitors only” parking spaces for the use of visitors to the Project (as opposed to employees of tenants of the Project), in which case Tenant shall not allow its employees to park their vehicles in any parking spaces so designated. Landlord shall have no obligation to supervise or monitor the use of the parking lot by tenants or third parties.

Article 2 — Term

Section 2.1 Term. Prior to tendering the Premises to Tenant, Landlord shall complete construction of the tenant improvements to the first (1st) floor of the Building (the “First Floor Improvements”), at Landlord’s sole cost and expense, in accordance with the provisions of the Work Letter attached hereto as Exhibit “C”. If the Premises have been tendered to Tenant on or before December 1, 2005 (which date may be extended as set forth below) with the First Floor Improvements Substantially Completed (as defined in Section 2.2 below), then the term of this Lease (the “Term”) shall commence (the “Term Commencement Date”), and all rent and additional rent shall commence to accrue (the “Rent Commencement Date”) on December 1, 2005 (or the date as so extended). If the Premises have not been tendered to Tenant on or before December 1, 2005 (or the date as so extended) with the First Floor Improvements Substantially Completed, and the reason for the delay is not a Tenant Delay (as defined in the Work Letter), then the Term Commencement Date shall be the date on which the Premises are tendered to Tenant with the First Floor Improvements Substantially Completed, and the Rent Commencement Date shall be as many days after the Term Commencement Date as is equal to (i) the number of days after December 1, 2005 (as such date may be extended) until the Premises is tendered with the First Floor Improvements Substantially Completed, if the Premises is tendered with the First Floor Improvements Substantially Completed by March 1, 2006 (which date shall also be extended as set forth below), and (ii) two (2) times the number of days after March 1, 2006 (as such date may be extended) until the Premises is tendered with the First Floor Improvements Substantially Completed, if the Premises is not tendered with the First Floor Improvements Substantially Completed by March 1, 2006. The dates of December 1, 2005 and March 1, 2006 as used throughout this paragraph are contingent on Tenant executing this Lease on or before August 31, 2005, and Landlord and Tenant mutually agreeing to the Plans (as defined in the Work Letter) on or before September 21, 2005. If either Tenant has not executed the lease on or before August 31, 2005, or Landlord and Tenant have not mutually approved the Plans on or before September 21, 2005, then the dates “December 1, 2005 and March 1, 2006” shall each be extended on a day-for-day basis. Regardless of the Rent Commencement Date applicable to the first floor of the Premises, Base Rent shall commence to be due with respect to the second floor of the Premises on December 1, 2006. If Substantial Completion of the First Floor Improvements has not occurred by the Scheduled Term Commencement Date for any reason, Landlord shall not be liable for any claims, damages or liabilities by reason thereof. Landlord shall provide Tenant as much notice as circumstances reasonably allow of the date when Landlord expects to achieve Substantial Completion, based upon the progress of the work. Upon the execution and delivery of this Lease, the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Term Commencement Date. Unless sooner terminated as hereinafter provided, the Term shall end on the “Term Expiration Date” specified in the Basic Lease Information. Once the Term Commencement Date and Term Expiration Date have been determined, Landlord and Tenant shall memorialize the Term Commencement Date and Term Expiration Date by executing the Acknowledgement of Term Commencement Date in the form attached hereto as Exhibit ”D” and incorporated herein by reference (“Commencement Acknowledgment”), but the failure to do so will not affect the determination of such dates. For purposes of determining whether Tenant has accepted possession of the Premises, Tenant shall be deemed to have done so when Tenant (or any person or entity claiming by, through or under Tenant) first moves any of its personnel, furnishings and/or equipment into the Premises, except to the extent that Tenant is explicitly authorized in this Lease to do any of the foregoing without being deemed to have accepted possession of the Premises. Any early entry by Tenant shall be at Tenant’s sole risk and shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Monthly Base Rent. In permitting early entry, Landlord shall have the right, in its sole discretion, to establish such rules, regulations and conditions as Landlord deems appropriate. Early entry by Tenant shall only be permitted for purposes of installing computer cable and telephone lines; shall not occur more than two (2) weeks prior to the anticipated date of Substantial Completion; and shall be performed in such manner as not to interfere with or otherwise delay construction of the Improvements. If Landlord has failed to tender the Premises to Tenant on or before the date that is six (6) months after the Scheduled Term Commencement Date and such failure is not attributable to Unavoidable Delays (as hereinafter defined), Tenant shall have the right to terminate this Lease at any time prior to Landlord’s tender of the Premises. For purposes of this Lease “Unavoidable Delays” means Landlord’s inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord’s inability to make or delay in making any repairs, additions, alterations, or improvements, if Landlord’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord’s reasonable control, including governmental preemption in connection with a national emergency, shortages, and the application of any present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

Section 2.2 Substantial Completion. As to any construction performed by any party in the Premises, “Substantial Completion” or “Substantially Completed” means that such work has been completed, as reasonably determined by Landlord’s architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) applicable law, ordinances and other legal requirements, except for minor details of construction, decoration and mechanical adjustments (i.e., “punch list” items), if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises or which in accordance with good construction practices should be completed after the completion of other work in the Premises or in the Project. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete “punch list” items or similar corrective work.

Section 2.3 Extension Option.

(a) Option. Tenant is given the option to extend the Term for three (3) additional consecutive two (2) year periods (each, an “Option Term”) following expiration of the initial Term (the “Initial Term”), by giving written notice of exercise of such option (each, an “Option Notice”) to Landlord not less than nine (9) months but not more than twelve (12) months before the expiration of the Initial Term. Notwithstanding the foregoing, if there is an Event of Default by Tenant on the date of giving the Option Notice, the Option Notice will be deemed of no force or effect; or if Tenant is in default on the date the Option Term is to commence, the Option Term shall not commence. The Annual Base Rent for the first year of the Option Term shall be ninety-five percent (95%) of the Fair Market Rental (as hereinafter defined) of the Premises at the commencement of the Option Term (the “Adjustment Date”). The Monthly Base Rent shall be adjusted, simultaneously with any and each such adjustment to the Annual Base Rental, to equal one-twelfth (1/12) of the Annual Base Rent as so adjusted.

(b) Fair Market Rental.

(i) “Fair Market Rental” shall mean the rate being charged to tenants renewing existing leases for comparable buildings in comparable business parks in the Cupertino area with similar amenities (“Comparable Business Parks”), taking into consideration all relevant factors, based on use for general office development/manufacturing, including: size, location, proposed term of the lease, extent of services to be provided, and the time that the rental rate under consideration is to become effective. Fair Market Rental as of the Adjustment Date shall be determined by Landlord with written notice (the “Notice”) given to Tenant not later than thirty (30) days after receipt of the Option Notice, subject to Tenant’s right to arbitration as hereinafter provided. Failure on the part of Tenant to demand arbitration within thirty (30) days after receipt of the Notice from Landlord shall bind Tenant to the Fair Market Rental as determined by Landlord. Should Tenant elect to arbitrate and should the arbitration not have been concluded prior to the Adjustment Date, Tenant shall pay the Annual Base Rent in effect during the last month of the Initial Term to Landlord after the Adjustment Date. If the amount of the Fair Market Rental as determined by arbitration is greater than or less than such Annual Base Rent, then any adjustment required to adjust the amount previously paid shall be made by adjustment in the next payment by Tenant of Monthly Base Rent.

(ii) If Tenant disputes the amount claimed by Landlord as Fair Market Rental, Tenant may require that Landlord submit the dispute to arbitration. The arbitration shall be conducted and determined in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the procedures and manner of determination mandated by such rules shall be modified as follows:

(1) Tenant shall make demand for arbitration in writing within thirty (30) days after service of the Notice, specifying therein the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a real estate broker with at least ten (10) years full-time commercial experience who is familiar with the Fair Market Rental of Comparable Business Parks. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Rental for the Premises.

(2) If two arbitrators are chosen pursuant to Subsection 2.3(b)(ii)(1) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall attempt during such ten (10) business day period to mutually agree on the Fair Market Rental. If during such ten (10) business day period, the two arbitrators do not mutually agree upon the Fair Market Rental, then during the same ten (10) business day period, they shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after expiration of the foregoing five (5) business day period, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the Santa Clara County Board of Realtors or comparable organization in Santa Clara County. The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subsection 2.3(b)(ii)(3) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(3) The Fair Market Rental shall be fixed by the three arbitrators in accordance with the following procedures. Each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Rental supported by the reasons therefor and shall make counterpart copies for each of the other arbitrators. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions within ten (10) business days after appointment of the third arbitrator. If either arbitrator fails to deliver to the other arbitrators his or her determination within such ten (10) business day period, then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two proposed resolutions more closely approximates his or her determination of Fair Market Rental. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that more closely approximating his or her determination of the Fair Market Rental shall constitute the decision of the arbitrators and shall be final and binding upon the parties. If either party fails to pay its share of the fees of the third arbitrator within five (5) business days after receipt of an invoice, or fails to execute and deliver any documents reasonably required by the third arbitrator within five (5) business days after receipt thereof, then the Fair Market Rental shall be determined solely by the arbitrator selected by the other party.

(4) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties, except that such arbitrators shall not attempt by themselves to mutually ascertain the Fair Market Rental and any such determination, in a manner other than that provided for in Subsection 2.3(b)(ii)(3) hereof, shall not be binding on the parties.

(5) The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render the decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

Article 3 — Rent

Section 3.1 Base Rent. Tenant shall pay to Landlord for the use of the Premises, in lawful money of the United States, Annual Base Rent in the amount specified in the Basic Lease Information (subject to adjustment as provided in Article 4), payable without notice or demand in equal monthly installments in advance, beginning on the Term Commencement Date with respect to the 22,786 rentable square feet on the first floor of the Premises, and on December 1, 2006 with respect to the 17,774 rentable square feet on the second floor of the Premises. The Base Rent for the second floor of the Premises shall commence at the per square foot rate in effect with respect to the first floor of the Premises as of December 1, 2006 and shall increase at the same time(s) as Base Rent increases with respect to the first floor of the Premises. Base Rent shall be payable on the first day of each calendar month during the Term in the sums specified in the Basic Lease Information (the “Monthly Base Rent”).

Section 3.2 Payment. All payments required to be made by Tenant under this Lease shall be made without any setoff, deduction or counterclaim whatsoever and shall be made payable to and delivered to Landlord at such place as Landlord may designate.

Section 3.3 Partial Months. If the Term Commencement Date is a day other than the first day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month, then the Monthly Base Rent for the first and last fractional months of the Term shall be prorated on the basis of a thirty (30) day month.

Section 3.4 Advance Rent. Upon execution of this Lease, Tenant shall pay to Landlord the sum specified in the Basic Lease Information as “Advance Rent.” The Advance Rent shall be applied to Tenant’s obligation to pay Monthly Base Rent for the first month or months in which Monthly Base Rent is due.

Section 3.5 “Net” Lease. This Lease is intended to be a “net” lease, and Monthly Base Rent shall be paid to Landlord absolutely net of all costs and expenses of owning, operating, maintaining and repairing the Premises, and the Project, except to the extent that this Lease expressly requires Landlord to pay any of such costs.

Article 4 — Operating Expenses and Direct Expenses

Section 4.1 Proportionate Share of Operating Expenses; Payment of Direct Expenses. Tenant shall pay to Landlord with respect to the entire Premises, commencing on the Term Commencement Date, and on the first day of each calendar month thereafter, in addition to Monthly Base Rent, an amount estimated by Landlord to be equal to Tenant’s “Proportionate Share” of “Operating Expenses” (each as defined below) and Tenant’s share of Direct Expenses (as defined below); provided, however, Landlord may, at Tenant’s sole cost, repair any damage to the Common Facilities caused by the negligence or act or omission of Tenant, its agents, employees, servants or invitees, or Landlord may require Tenant to make such repairs. Unless otherwise specified in this Lease, whenever Tenant is required to pay its “Proportionate Share,” such Proportionate Share shall be the ratio (expressed as a percentage) which the number of Rentable Square Feet then contained in the Premises bears to the total number of Rentable Square Feet then contained in the Project, as each may change from time to time; however, if portions of the Project are maintained, managed or in some other way treated separately with respect to costs of which Tenant is to pay a portion, then, at Landlord’s option, the denominator used for calculating Tenant’s Proportionate Share shall be the total number of Rentable Square Feet contained in that portion of the Project in which the Premises are included for purposes of such maintenance, management or other costs. For example, if Landlord elects not to bill Taxes respecting the Premises as part of Direct Expenses, and if certain portions of the Project are separately assessed for tax purposes, then, at Landlord’s option, the denominator used for Tenant’s Proportionate Share of Taxes would be the total number of Rentable Square Feet contained in that portion of the Project which is included in the same tax bill as the Premises. In addition, Landlord shall have the option of billing certain Operating Expenses on a building-by-building basis (“Direct Expenses”), in which case Tenant’s share of any such Direct Expenses relating to the Premises shall be one hundred percent (100%). Without limiting the foregoing, “Direct Expenses” might include: (a) submetered or equitably prorated charges for electricity, water, gas and sewer; (b) maintenance and repair service contracts for HVAC units and elevators in the Premises; and (c) fire/life safety monitoring costs and roof repairs for the Premises. If Landlord submeters or prorates any of such charges, then Landlord’s allocation, made reasonably and in good faith, shall be determinative and binding on Tenant. As of the date of this Lease, and except as otherwise provided in this Lease, Tenant’s Proportionate Share of Operating Expenses is the percentage specified in the Basic Lease Information.

Section 4.2 Operating Expense and Direct Expense Billing. Landlord may, at or after the start of any calendar year, notify Tenant of the amount which Landlord estimates will be Tenant’s monthly Direct Expenses and monthly Proportionate Share of Operating Expenses for such calendar year, and the amount thereof shall be added to the Monthly Base Rent payments required to be made by Tenant in such year. A Statement (the “Statement”) of the Direct Expenses and Proportionate Share of Operating Expenses payable by Tenant for each year shall be given to Tenant within a reasonable period of time after the end of each calendar year. If Tenant’s Direct Expenses and/or Proportionate Share of Operating Expenses as shown on such Statement is greater or less than the corresponding total amounts actually paid by Tenant during the year covered by such Statement, then within thirty (30) days after receipt of the Statement, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall receive a credit against any rent next accruing for any sum owed Tenant, or if no rent is accruing, such amount shall be refunded to Tenant. If this Lease expires or is terminated on a day other than the last day of a calendar year, the amount of Direct Expenses and Proportionate Share of Operating Expenses payable by Tenant during the year in which this Lease expires or is terminated shall be prorated on the basis which the number of days from the commencement of the calendar year to and including the date on which this Lease expires or is terminated bears to three hundred sixty-five (365), and shall be due and payable monthly in advance notwithstanding the expiration or earlier termination of the Term. Following the expiration or termination of this Lease, Landlord may deliver to Tenant an estimate of the final Statement for such partial calendar year. If Tenant’s Direct Expenses and/or Proportionate Share of Operating Expenses for such partial calendar year as shown on such estimated Statement is different than the total amount of Direct Expenses and/or Proportionate Share of Operating Expenses actually paid by Tenant during such partial calendar year, then if over paid by Tenant, Landlord will reimburse Tenant, and if underpaid by Tenant, Tenant will pay Landlord, within fifteen (15) days after receipt of such estimated final Statement, the amount of the net difference. Whether or not Landlord has delivered to Tenant an estimated Statement at the end of the Term, following expiration of the calendar year in which this Lease expired or was terminated, Landlord shall give a final Statement to Tenant for such calendar year. If Tenant’s Direct Expenses and/or Proportionate Share of any Operating Expenses as shown on the final Statement is greater or less than the total amount of Direct Expenses and/or Proportionate Share of Operating Expenses actually paid by Tenant during the year covered by the final Statement, then within fifteen (15) days after receipt of the Statement, the appropriate party shall pay to the other party any net sums owed.

Section 4.3 Audit Rights. For a period of six (6) months after Tenant’s receipt of the Statement, and provided Tenant has made full payment on account thereof, Tenant shall be entitled, upon ten (10) days’ prior written notice, to inspect and examine those books and records of Landlord relating to the determination of Direct Expenses and Operating Expenses for the calendar year to which the Statement relates. Such inspection shall take place during normal business hours at Landlord’s office or at such other place as Landlord shall designate. If, after such inspection, Tenant reasonably disputes the amount of Direct Expenses or Operating Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The audit shall be conducted by a certified public accountant (“CPA”) acceptable to both Landlord and Tenant. The CPA shall not be retained by Tenant on a contingency fee basis (i.e., with the CPA’s fee based upon any recovery by Tenant). If, within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting an audit, Landlord and Tenant are unable to agree on the CPA who will conduct such audit, then Tenant shall designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of Direct Expenses and/or Operating Expenses for the calendar year to which the Statement relates. If the audit discloses that the amount of Direct Expenses and/or Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. Tenant shall pay all costs and expenses of the audit unless the audit finds that Landlord has overbilled by more than 5%, in which case Landlord will pay for the audit. Tenant shall keep any information gained from such audit confidential and shall not disclose it to any other party. Tenant’s exercise of its audit rights hereunder shall not relieve

Tenant of its obligation to timely pay all sums due hereunder, including the disputed Direct Expenses and/or Operating Expenses.

Section 4.4 Operating Expenses and Direct Expenses. The terms “Operating Expenses” and “Direct Expenses” as used herein, means any and all sums expended by Landlord for the management, ownership, maintenance, repair and operation of the Common Facilities, the Premises, and the Project, including, without limitation:

(a) Wages, salaries, social security and employment taxes, medical and other types of insurance uniforms, training and retirement and pension plans, as well as any adjustments thereto, for Landlord’s agents and any independent contractors hired by Landlord to operate and maintain the Project.

(b) Costs of service, maintenance and inspection contracts for janitorial, security, landscaping, rubbish removal, exterminating, elevator, fire and life safety equipment, HVAC units, plumbing, electrical and mechanical equipment and the costs of purchasing or renting mechanical equipment, supplies, tools, materials and uniforms, and the costs of monitoring and inspection of fire and life safety equipment.

(c) Premiums and other charges (including costs of claims adjustments) for insurance and deductible amounts under the terms of such insurance (deductibles not to exceed Twenty Thousand Dollars ($20,000.00) per occurrence), including, without limitation, all risk, earthquake, terrorist, flood, public liability, environmental, property damage and workers’ compensation insurance, and such other insurance coverage in such amounts as Landlord, in its sole discretion, shall elect to maintain. The initial Landlord named herein maintains insurance for the Premises as part of a portfolio insurance program. So long as such Landlord is the landlord hereunder, the property insurance coverage for the Premises will not be materially different than such insurance maintained within the portfolio program for similarly situated buildings.

(d) Costs of providing electricity, water, gas, sewer and other utilities for the common areas.

(e) Costs of restriping, resurfacing and sweeping parking areas, planting and landscaping (including replacement planting and landscaping), maintenance, repair and replacement of directional signs and other markers, as well as lighting.

(f) Sales, use and excise taxes on goods and services purchased by Landlord for the Project.

(g) License, permit and inspection fees.

(h) Attorneys’, accountants’ and consultants’ fees.

(i) Fees for management and accounting services and costs incidental thereto, whether provided by an independent management company, Landlord, or an affiliate of Landlord.

(j) The cost of all capital improvements, equipment or devices (collectively, “Capital Improvements”) installed or paid for by Landlord which are required or desired: (i) for the health and safety of tenants and occupants; (ii) to conform with any laws, rules, regulations or requirements of any governmental or quasi-governmental authority having jurisdiction; (iii) to effect a labor saving, energy saving or other economy, or to replace or resurface existing capital items with like kind replacement or resurface. The cost of each Capital Improvement, together with interest thereon, shall be amortized over the lesser of (A) the “pay-back period” (as defined below, if applicable to such Capital Improvement), or (B) the useful life of such Capital Improvement (as reasonably determined by Landlord). Interest on the unamortized balance shall be at the “Prime Rate” (as defined below) on the date the costs are incurred or such higher rate as may have been paid by Landlord on borrowed funds. The “pay-back period” means the period within which the anticipated savings from the use of such Capital Improvement, as determined by Landlord, will equal the cost of such Capital Improvement. The “Prime Rate” means the prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month preceding the month in which the subject costs are incurred.

(k) Any capital improvement the cost of which is less than Ten Thousand Dollars ($10,000.00).

(l) Depreciation or amortization of the costs of materials, tools, supplies and equipment purchased by Landlord to enable Landlord to supply services which Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party’s services.

(m) Compliance with air, water and noise quality and/or control statutes, laws, codes, rules and regulations including statutes, laws, codes, rules and regulations relating to toxic substances or hazardous wastes; provided, however, this category shall not include costs of removal or otherwise incurred due to the presence of toxic substances of hazardous wastes on or about the Project.

(n) Taxes (as defined in Section 4.6).

(o) Local civic association dues and fees related to the Project.

(p) A roof reserve of one cent per square foot of Rentable Area of the Project per month.

(q) Fees for management and accounting services and costs incidental thereto, whether provided by an independent management company, Landlord, or an affiliate of Landlord in an amount not to exceed three percent (3%) of Annual Base Rent.

Notwithstanding the foregoing, to the extent any cost constituting an Operating Expense is recovered directly from Tenant as a Direct Expense (or directly from any other tenant of the Project), or paid by Tenant directly to the provider of the service, then such cost shall be excluded from the determination of Tenant’s Proportionate Share of Operating Expenses pursuant to this Article 4.

Section 4.5 Exclusions from Operating Expenses and Direct Expenses. Operating Expenses and Direct Expenses shall not include:

(a) Leasing commissions, attorneys’ fees, costs, and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants, or legal fees incurred in connection with this Lease.

(b) Expenses incurred in construction of tenant improvements or otherwise in improving space for tenants or other occupants of vacant space in the Project.

(c) Costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles consistently applied, and all other costs of a capital nature including, but not limited to, capital improvements, capital repairs, capital equipment and capital tools, all in conformity with generally accepted accounting principles consistently applied, except as expressly permitted by Section 4.4.

(d) Depreciation of the buildings in the Project.

(e) Amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services in or to the Premises, the land on which it is situated or the Project (or any portion of any of the foregoing) to the extent only that the cost of such services exceeds the competitive cost of such services were they not so rendered by a subsidiary or other affiliate of Landlord.

(f) Payments of principal, interest, late fees, prepayment fees or other charges on any debt secured by a mortgage or mortgages covering the Premises or any portion of the Project, or rental payments under any ground or underlying lease or leases (except to the extent allocable to the payment of real property taxes).

(g) Landlord’s general administrative overhead expenses for services not specifically performed for the Project, or salaries of any officer or employee of Landlord (or any subsidiary or affiliate of Landlord) above the level of property manager.

(h) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord at a profit.

(i) All items and services for which Tenant pays directly to third parties.

(j) Advertising and promotional expenditures.

(k) Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, or due to late payment of any charge by Landlord.

(l) Costs and expenses of the original design and construction of the Premises or any other portion of the Project.

Section 4.6 Taxes. “Taxes” as used herein shall include all taxes, assessments and charges (including costs and expenses of contesting the amount or validity thereof or seeking a reduction by appropriate administrative or legal proceedings) levied upon or with respect to the Project, the land on which the Project is situated, or any personal property of Landlord used in connection with the ownership, management, operation, repair and maintenance of the Project, or Landlord’s interest in the Project, the land, or such personal property, including, without limitation, all real property taxes and general and special assessments; charges, fees, levies or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Project; service payments in lieu of taxes; and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Project, on the use or occupancy of the Project or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Project, which may now or hereafter be levied or assessed against Landlord by the United States of America, the State of California, the County of Santa Clara, or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part) any other property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. In addition, “Taxes” shall include the costs of any transit impact development or mitigation fees required of Landlord by the City of Cupertino, County of Santa Clara or the State of California. Taxes shall not include net income, documentary transfer, gift, estate or inheritance taxes. Tenant shall reimburse Landlord upon demand for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord, whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements (but only to the extent such leasehold improvements are separately assessed), regardless of whether title to such improvements shall be in Tenant or Landlord; or (b) upon or measured by any rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax or excise tax levied by the city and/or county where the Project is located, the State of California, the federal government of the United States or any other governmental body with respect to the receipt of such rent.

Article 5 — Letter of Credit

Section 5.1 Letter of Credit.

Tenant shall deliver to Landlord, upon Tenant’s execution of this Lease, a Letter of Credit (as hereinafter defined) in the amount specified in the Basic Lease Information, as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon any commercial bank which is a member of the New York Clearing House Association or other bank satisfactory to Landlord, trust company, national banking association or savings and loan association with offices for banking purposes in the San Francisco Bay Area, California (the “Issuing Bank”), which is either Wells Fargo Bank, N.A., or which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Rating Service, and has combined capital, surplus and undivided profits of not less than Two Billion Dollars ($2,000,000,000.00). The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term (and in no event shall the Letter of Credit expire prior to the thirtieth (30th) day following the Term Expiration Date) unless the Issuing Bank sends duplicate notices (the “Non-Renewal Notices”) to Landlord by certified mail, return receipt requested (one to each of the two addresses for Landlord set forth in the Basic Lease Information) not less than thirty (30) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in the San Francisco Bay Area. The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

Section 5.2 Application of Security. If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Monthly Base Rent or any additional rent due hereunder, or (b) Tenant fails to make any installment of Base Rent as and when due, or (c) Landlord receives a Non-Renewal Notice, Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any portion of Annual Base Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Article 5. If Landlord applies any part of the proceeds of the Letter of Credit, or cash security, Tenant, upon demand, shall deposit with Landlord the amount so applied so that Landlord shall have the full amount thereof on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Letter of Credit or cash security, as the case may be, shall be returned to Tenant after the Term Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease.

Section 5.3 Transfer. Upon a sale or other transfer of the Project or the Premises, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Letter of Credit or the cash security to its transferee or lender. With respect to the Letter of Credit, within five (5) days after notice of such transfer or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Upon such transfer, Tenant shall look solely to the new landlord or lender for the return of the Letter of Credit or such cash security and the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or such cash security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or such cash security and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

Article 6 — Use

Section 6.1 General. The Premises shall be used only for the purposes specified in the Basic Lease Information. No other use will be permitted without Landlord’s written consent, which consent may be withheld in Landlord’s sole discretion.

Section 6.2 No Nuisance or Waste. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or use or allow the Premises to be used for any improper, immoral or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises. Without Landlord’s prior consent, Tenant shall not use the name, street address or likeness of the Premises for any advertising, promotional or marketing purposes.

Section 6.3 No Illegal Use. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of fire or other insurance upon the Premises or any of its contents, and Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, and requirements now in force or which may hereafter be in force, and with the requirements of any board of insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by (i) Tenant’s alterations or improvements; or (ii) the specific manner and nature of Tenant’s use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant.

Section 6.4 Hazardous Substances. Tenant shall not cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (a “Release”). Tenant shall not allow the storage, use or handling of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage, use and handling of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency requires testing to ascertain whether there has been any Release, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord and its property manager, its and their agents and employees from and against any and all clean-up costs and expenses, losses, damages, claims, fines, penalties or liabilities for: (i) any damage to any property or injury, illness or death of any person from any Release on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant or (ii) any unlawful use, handling or storage of hazardous substances or materials at, to or from the Premises. The covenants contained herein shall survive the expiration or earlier termination of the Lease. California Health and Safety Code Section 25359.7(b) requires any tenant of real property who knows, or has reasonable cause to believe, that any release of a hazardous substance has come to be located on or beneath such real property to give written notice of such condition to the owner. Tenant shall comply with the requirements of Section 25359.7(b) and any successor statute thereto and with all other statutes, laws, ordinances, rules, regulations and orders of governmental authorities with respect to hazardous substances. Landlord shall have the right to pursue all legal and equitable remedies available to it in the event of failure of Tenant to comply with the requirements of this Section 6.4.

Article 7 — Services and Utilities

Section 7.1 Utilities. Tenant shall make all arrangements for, and shall pay all costs of, installation and supply of utility facilities, telephone service and all utilities furnished to or used by it; provided, however, that utilities for the Common Facilities or which are provided jointly to tenants of the Project shall be provided by Landlord as part of Operating Expenses.

Section 7.2 Use of Electrical Service by Tenant. Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises.

Section 7.3 Interruption of Access, Use or Services. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises or the Project, the inability to obtain an adequate supply of fuel, gas, water, electricity or other supplies or by any other condition beyond Landlord’s reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Premises or the Project in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Premises or the Project. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

Article 8 — Alterations

Section 8.1 General. Tenant shall neither make nor cause to be made any alterations, additions or improvements (collectively, “Alterations”) in, on or to any portion of the Common Facilities or any other portion of the Project other than the Premises, any which Alterations to the Premises shall be made or caused to be made in accordance with this Article 8. Tenant shall not make or suffer to be made any Alterations in, on or to the Premises or any part thereof without the prior written consent of Landlord, which consent will not be unreasonably withheld; provided, however, Landlord may withhold its consent in its sole discretion if any proposed Alterations will affect the structure or safety of the Premises or its fire/life safety systems. When applying for any such consent, Tenant shall furnish complete plans and specifications for the desired Alterations, unless the cost thereof is less than Ten Thousand Dollars ($10,000.00) and such Alterations will not adversely affect the structural, mechanical, electrical, plumbing or life safety systems of the Premises. Subsequent to obtaining Landlord’s consent and prior to commencement of construction of the Alterations, Tenant shall deliver to Landlord a copy of the building permit and a copy of the executed construction contract covering the Alterations. Tenant shall pay to Landlord upon demand a review fee in the amount of one percent (1%) of the construction cost of all Alterations (including the Second Floor Improvements, as hereinafter defined) (“Review Fee”) to compensate Landlord for the cost of review and approval of the plans and specifications and for additional administrative costs incurred in monitoring the construction of the Alterations. If Landlord consents to the making of any Alterations, the same shall be made by Tenant at Tenant’s sole cost and expense, and Tenant shall engage the services of a contractor to make the same who has previously been approved in writing by Landlord to work in the Project, which approval shall not be unreasonably withheld. Landlord shall make available a list of at least three (3) approved contractors and for Alterations affecting the Premises’ structural, electrical, mechanical, plumbing or life safety systems, Tenant must use those approved contractors or subcontractors designated by Landlord. Tenant shall require its contractor to maintain liability insurance of at least Three Million Dollars ($3,000,000). Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all applicable statutes, laws, ordinances, regulations, rules, orders and requirements of the authorities having jurisdiction thereof, and shall be subject to supervision by Landlord or its employees, agents or contractors. Without Landlord’s prior written consent Tenant shall not use any portion of the Common Facilities in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project in order to comply with any applicable statutes, laws, ordinances, regulations, rules, orders or requirements (e.g. ordinances intended to provide full access to handicapped persons), then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of the Term, subject to the provisions of Article 25 of this Lease.

Section 8.2 Second Floor Improvements. Tenant shall improve the Second Floor in accordance with the provisions of this Article 8, including without limitation Section 8.1, at its sole cost and expense, subject to Landlord’s Contribution, as set forth below (the “Second Floor Improvements”). The Second Floor Improvements may be installed by Tenant, subject to the provisions of this Article 8, at any time following mutual execution of this Lease.

Landlord shall pay an amount not to exceed Seven Hundred Ninety-Nine Thousand Eight Hundred Thirty and No/100 Dollars ($799,830.00) (the “Landlord’s Contribution”) toward the cost of the Second Floor Improvements, provided as of the date on which Landlord is required to make payment thereof in accordance with this Section 8.2, (i) the Lease is in full force and effect, and (ii) no Event of Default then exists. Tenant shall pay all costs of the Second Floor Improvements in excess of Landlord’s Contribution. Landlord’s Contribution shall be payable solely on account of labor directly related to the Second Floor Improvements, materials delivered to the Premises in connection with the Second Floor Improvements, the Review Fee applicable to the Second Floor Improvements, architectural and engineering fees and costs, and building permit fees. In no event may any portion of Landlord’s Contribution be used for the purchase or installation of furniture, trade fixtures or equipment that is not permanently affixed to the Premises, and will not be removed at the end of the Term. Tenant shall not be entitled to receive any portion of Landlord’s Contribution not actually expended by Tenant in the performance of the Second Floor Improvements, nor shall Tenant have any right to apply any unexpended portion of Landlord’s Contribution as a credit against rent or any other obligation of Tenant under the Lease. Any amount of Landlord’s Contribution which has not been disbursed as of December 1, 2007 shall be retained by Landlord and Tenant shall have no further right to any portion thereof. Anything herein to the contrary notwithstanding, Tenant may use a portion of the Landlord’s Contribution to pay the Tenant’s Contribution as set forth in Section 5 of the Work Letter. If Tenant elects to do so, the remaining Landlord’s Contribution under this Section 8.2 will be reduced by the amount so used.

Landlord shall make progress payments of Landlord’s Contribution to Tenant or, at Landlord’s sole option, directly to the contractor or applicable subcontractor, on a monthly basis, for the work performed during the previous month. Each of Landlord’s progress payments shall be limited to that fraction of the total amount of such payment, the numerator of which is the amount of Landlord’s Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for the Second Floor Improvements, then Landlord’s reasonable estimate thereof) for the performance of all of the Second Floor Improvements shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord on or prior to the tenth (10th) day of any month, such progress payments shall be made within thirty (30) days next following the delivery to Landlord of requisitions therefor, signed by the chief financial officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) with the exception of the first requisition, copies of conditional waivers and releases of lien upon progress payment in the form prescribed in by applicable law from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the Final Plans and (iii) such other documents and information as Landlord may reasonably request. Any requisition made following the tenth (10th) day of any month shall be paid no later than the last day of the month following the month in which such requisitions are made. Upon completion of the Second Floor Improvements, and in any event not later than December 1, 2008, Tenant shall furnish to Landlord (A) final “as-built” plans and specifications for the Second Floor Improvements (in “CAD” form) and (B) final, unconditional lien waivers and releases in the form prescribed by applicable law by all contractors, subcontractors and material suppliers covering all of the Second Floor Improvements. Notwithstanding anything to the contrary set forth in this Section 8.2, if Tenant does not pay any contractor or supplier as required by this provision, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and Tenant agrees the same shall be deemed additional rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor.

Section 8.3 Notice. Tenant shall give Landlord at least ten (10 days prior written notice of commencement of any work of construction, alteration, maintenance, repair or replacement in order to enable Landlord to post and record notices of nonresponsibility. Tenant shall keep the Premises, Common Facilities, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Within ten (10) days after completion of any Alterations, Tenant shall deliver to Landlord fully executed California Civil Code Section 3262 lien releases from each contractor and subcontractor performing work in the Premises.

Section 8.4 Labor Relations. If any construction, alteration, addition, improvement or decoration of the Premises by Tenant interferes with the harmonious labor relations in existence in the Project, all such work shall be halted immediately by Tenant until such time as construction can proceed without any such interference.

Section 8.5 Indemnity. Tenant shall indemnify, defend and hold Landlord harmless against any and all loss, cost, damage, injury and expense arising out of or in any way related to claims for work or labor performed, or materials or supplies furnished, to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises and the Common Facilities, whether or not Tenant obtained Landlord’s permission to have such work done, labor performed, or materials or supplies furnished.

Article 9 — Repairs

Section 9.1 Common Facilities. Landlord shall maintain the Common Facilities, the roof, HVAC units and elevators as well as the exterior and structural parts of the Premises. The costs of doing so shall be included in Direct Expenses, except costs with respect to the Common Facilities shall be included in Operating Expenses. Landlord shall have no further responsibility to maintain the Premises.

Section 9.2 Tenant Repairs. No representations, except as contained herein or endorsed hereon, have been made to Tenant respecting the condition of the Premises, and the acceptance of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are as of the Term Commencement Date in a tenantable and good condition. Tenant shall take good care of the Premises and shall make all repairs to all improvements within the Premises, whether constructed by or at the direction of Landlord or Tenant, in order to preserve the Premises in good working order and condition; provided that Tenant shall not make any repairs in or to the walls, ceilings, flooring or electrical or telephone/communication closets, or any other similar major repairs (“Major Repairs”) without Landlord’s prior written approval, which approval shall not be unreasonably withheld. At Landlord’s option, Landlord may elect to make the necessary Major Repairs. Tenant shall reimburse Landlord, upon demand, for the cost of all Major Repairs and, subject to the provisions of Sections 12.1 and 13.1, for the cost of any and all structural repairs or replacements necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Landlord shall not be liable for, and there shall be no abatement of rent with respect to, any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Premises or the Common Facilities or in or to the fixtures, appurtenances or equipment therein. Tenant hereby waives all right to make repairs at Landlord’s expense under the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code, and instead, all improvements, repairs and/or maintenance expenses incurred in connection with the Premises shall be at the expense of Tenant, and shall be considered as part of the consideration for leasing the Premises. Except as otherwise set forth in Section 12.1, all damage or injury done to the Premises by Tenant or by any person who may be in or upon the Premises with Tenant’s consent or at Tenant’s invitation, shall be paid for by Tenant, and Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as when accepted by Tenant, reasonable wear and tear excepted and otherwise in accordance with Article 25. Landlord shall have no obligation to repaint the Premises, or perform any other improvements to the Premises, during the Term.

Article 10 — Assignment and Subletting

Section 10.1 No Assignment or Subletting Without Consent. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise) except for licensees of Tenant required to be at the Premises to provide services to Tenant in connection with Tenant’s business on the Premises; or (c) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate during the Term of a controlling percentage of the capital stock of Tenant or the sale of fifty percent (50%) or more of the value of the assets of Tenant, shall be deemed a voluntary assignment of this Lease by Tenant. The phrase “controlling percentage” shall mean the ownership of, and the right to vote, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding, and entitled to vote for the election of directors. The preceding two sentences shall not apply to corporations, the stock of which is traded through an exchange or over the counter. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner or partners owning a total of fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of this Lease by Tenant. If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, by any one of the persons executing this Lease shall be deemed a voluntary assignment of this Lease by Tenant. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 10, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

Section 10.2 Notice and Procedure. If at any time or from time to time during the Term, Tenant desires to assign this Lease with respect to, or to sublet, all or any part of the Premises, then at least ten (10) business days, but not more than one hundred twenty (120) days, prior to the date when Tenant desires the assignment or subletting to be effective (the “Transfer Date”), Tenant shall give Landlord a notice (the “Notice”) which shall set forth the name, address and business of the proposed assignee or subtenant; information (including financial statements and references) concerning the character of the proposed assignee or subtenant; in the case of a subletting, a detailed description of the space proposed to be sublet (the “Space”) which Space, if it does not consist of the entire Premises, must be a single, self-contained unit demised by Tenant in accordance with all applicable laws; any rights of the proposed assignee or subtenant to use Tenant’s improvements and the like; the Transfer Date; and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require. If Landlord requests additional detail, the Notice shall not be deemed to have been received until Landlord receives such additional detail. Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) business days after Landlord’s receipt of the Notice (the “Recapture Period”) (a) in the case of an assignment or sublease, to terminate this Lease in its entirety or as to the Space, for a term or sublease term for all or substantially all of the remaining Term, as applicable, in which event Tenant shall be relieved of all further obligations hereunder with respect thereto as of the Transfer Date; or (b) in the case of a sublease, to sublet the Space from Tenant upon the terms and conditions set forth in the Notice, except that the rent shall be the lower of the per square foot Monthly Base Rent and additional rent described in Article 4 payable under this Lease for the Space, or that part of the rent and other consideration set forth in the Notice which is applicable to the Space (each, a “Recapture Right”). No failure of Landlord to exercise a Recapture Right shall be deemed to be Landlord’s consent to the assignment of this Lease or the subletting of all or any portion of the Premises. Upon request by Tenant prior to Tenant’s entering into an agreement with an assignee or subtenant, Landlord shall notify Tenant whether or not Landlord would exercise its right to terminate this Lease or with respect to the Space, as applicable. If Landlord determines to waive its right to terminate this Lease or with respect to the Space, as applicable, Landlord shall only be bound by such waiver if Tenant delivers a Notice to Landlord within three (3) months after receipt of Landlord’s waiver. In addition, no waiver by Landlord of its right to terminate this Lease or with respect to any Space, as applicable, shall constitute or be deemed a waiver of such right with respect to future assignments or subleases, nor shall it be deemed a waiver of Landlord’s right to withhold consent to any particular assignment or subletting. If, after receipt of any Notice, Landlord exercises its right to terminate this Lease or with respect to the Space, as applicable, Tenant shall have the right, exercisable by written notice to Landlord within ten (10) days after receipt of Landlord’s notice, to rescind its Notice. If Landlord exercises its option to sublet the Space, Tenant shall sublet the Space to Landlord upon the terms and conditions contained in the Notice (except for monthly rental as specified above); provided, however, that: (i) Landlord shall at all times under such sublease have the right and option further to sublet the Space without obtaining Tenant’s consent or sharing any of the economic consideration received by Landlord; (ii) the provisions of Article 6 shall not be applicable thereto; and (iii) Landlord and its subtenants shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and the use of which is reasonably required for the use of the Space.

Section 10.3 Consent Not to be Unreasonably Withheld. If Landlord does not exercise a Recapture Right as described above then Landlord shall notify Tenant no later than the end of the Recapture Period, whether Landlord consents to the proposed Transfer, and, if Landlord fails to so notify Tenant within the Recapture Period, Landlord shall be deemed to have consented to the proposed Transfer. Landlord shall be permitted to consider any reasonable factor in determining whether or not to withhold its consent to a proposed assignment or sublease. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:

(a) The proposed transferee shall be at least as creditworthy as is Tenant as of the date hereof, and shall have the financial strength and stability to perform all obligations under this Lease to be performed by Tenant;

(b) The proposed use of the Space by the transferee shall (i) comply with the provisions of Article 6 hereof, (ii) be consistent with the general character of businesses carried on by other tenants of space in the Project or by tenants of a first-class business park, (iii) not be manufacturing, (iv) not increase the likelihood of damage or destruction, (v) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Premises or the Project, and (vi) not otherwise have or cause a material adverse impact on the Premises, the Project or Landlord’s interest therein;

(c) Any ground lessor or mortgagee whose consent to such transfer is required fails to consent thereto; and

(d) At the time of the request, no Event of Default under this Lease, or under any other lease between Tenant and Landlord or any affiliate of Landlord, shall have occurred and be continuing.

Tenant shall have the burden of demonstrating that each of the foregoing conditions has been satisfied.

Section 10.4 Assignments and Subleases. Provided Landlord has consented to such assignment or subletting, Tenant shall be free to assign this Lease or sublet the Space to any third party subject to the following conditions:

(a) At the time of the transfer, no Event of Default under this Lease, or under any other lease between Tenant and Landlord or any affiliate of Landlord, shall have occurred and be continuing;

(b) The assignment or sublease shall be on the same terms set forth in the Notice given to Landlord;

(c) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or the Space, as applicable, until an executed counterpart of the assignment or sublease has been delivered to Landlord;

(d) No assignee or sublessee shall have a right further to assign or sublet without Landlord’s consent thereto in each instance, which consent shall not be unreasonably withheld;

(e) Any assignee shall have assumed in writing the obligations of Tenant under the Lease;

(f) Any subtenant shall have agreed in writing to comply with all applicable terms and conditions of this Lease;

(g) If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 10.4 before assigning this Lease or subletting all or part of the Premises; and

(h) If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days of such assignment or sublease, deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and any actual costs incurred by Tenant in separately demising the subleased Space (collectively, “Transaction Costs”), together with a list of all of Tenant’s property to be transferred to such Transferee. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(i) In the case of an assignment, fifty percent (50%) of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment after first deducting the Transaction Costs; or

(ii) In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Annual Base Rent accruing during the term of the sublease in respect of the subleased space after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

(i) Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than 1 month’s rent, or (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease. The provisions of this Section shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

Section 10.5 Permitted Transferees.

(a) Right of Tenant. Notwithstanding anything contained in this Article 10 to the contrary, as long as no Event of Default then exists, Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord but upon at least ten (10) business days prior written notice to Landlord, to do the following:

(i) Assign its interest in this Lease to (A) any corporation which is a successor to Tenant either by merger or consolidation, (B) a purchaser of all or substantially all of Tenant’s assets (provided such purchaser shall have also assumed substantially all of Tenant’s liabilities), or (C) a corporation, partnership or other entity which shall control, be under the control of, or be under common control with, Tenant (the term “control” as used herein shall be deemed to mean ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a “Permitted Transferee”); or

(ii) Sublease all or any portion of the Premises to a Permitted Transferee.

(b) Deliveries by Tenant. Tenant shall, within ten (10) business days after execution thereof, deliver the following to Landlord:

(i) A duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the assignee in which the assignee shall expressly agree to assume, observe, perform, and be bound by all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed; or

(ii) A duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

Section 10.6 Limitation on Remedies. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee. Tenant acknowledges that Tenant’s rights under this Article 10 satisfy the conditions set forth in Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease.

Section 10.7 Continuing Liability of Tenant. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease, but no such subsequent assignment or subletting to which Tenant has not consented shall increase any of Tenant’s obligations hereunder. If Tenant assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Landlord to any assignment or subletting, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.

Section 10.8 Bankruptcy. If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and nonappealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 10.2. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant’s obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

Article 11 — Indemnification

Section 11.1 Waiver of Liability. Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims, whether in contract or tort, against Landlord, its partners, members, shareholders, officers, directors, employees, asset managers and property managers with respect to or arising out of: (a) any death or any injury of any nature whatsoever that may be suffered or sustained by Tenant or any employee, licensee, invitee, guest, agent or customer of Tenant or any other person, from any causes whatsoever, or (b) any loss or damage or injury to any property outside or within the Premises belonging to Tenant or to any Tenant Items (as hereinafter defined) and any resulting business interruption or loss of earnings, or belonging to its employees, agents, customers, licensees, invitees, guests or any other person, regardless of whether such death, injury, loss or damage is caused in whole or in part by the active or passive negligence of Landlord, its partners, members, shareholders, officers, directors, employees, asset managers or property managers except for Landlord’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of the telephone cable distribution system, any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance, construction or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. Tenant acknowledges and agrees that Landlord has no obligation to carry insurance on: (i) any loss or damage to any Tenant Items and (ii) any loss suffered by Tenant due to interruption of Tenant’s business, including without limitation any loss of earnings. In addition, Landlord shall not be liable for any loss, injury or damage of any nature or description for which Tenant is required to carry insurance or which Tenant actually insures, whichever is greater, regardless of whether such loss, injury or damage is caused in whole or in part by the active or passive negligence of Landlord, its partners, members, shareholders, officers, directors, employees, asset managers or property managers.

Section 11.2 Indemnity. To the fullest extent permitted by law, and except for claims for which Landlord is required to obtain a waiver of subrogation from its insurers pursuant to Section 13.1 and excluding Landlord’s gross negligence or willful misconduct, Tenant shall protect, indemnify, defend and hold Landlord, its partners, members, officers, shareholders, directors, employees, asset managers and property managers harmless from and against any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person: (a) occurring in, on, or about the Premises, or any part thereof, arising at any time and from any cause, regardless of whether caused in whole or in part by the active or passive negligence of Landlord, its employees, asset managers or property managers; and (b) occurring in, on, or about any part of the Building other than the Premises, when such damage, injury, illness or death shall be caused in whole or in part by the negligence or willful misconduct of Tenant, its agents, servants, contractors, partners, officers, employees, customers, guests, invitees or licensees (including, without limitation, when such damage, injury, illness or death shall have been caused in part by the active or passive negligence of Landlord, its employees, asset managers or property managers). Tenant shall also protect, indemnify, defend and hold Landlord, its partners, members, officers, shareholders, directors, employees, asset managers and property managers harmless from and against any and all losses, damages, claims and liability resulting from Tenant’s breach of any of its obligations under this Lease, including without limitation Tenant’s obligation to carry specified insurance, and any damage to the Building’s telephone cable distribution system caused by Tenant, its contractors, servants, agents, partners, officers, employees, customers, guests, invitees or licensees. The provisions of this Section shall not be limited by the insurance coverage carried or required to be carried by Tenant pursuant to Article 32 and shall survive the expiration or termination of this Lease with respect to any accident, event, damage, injury, illness or death occurring prior to such termination. For all purposes under this Lease any deliberate action on the part of Landlord, its employees, officers, shareholders, partners, members, or property managers taken in good faith in the exercise of such persons’ assigned duties and responsibilities shall not constitute negligence or willful misconduct.

Section 11.3 Limitation of Liability. Neither the partners or members comprising Landlord, nor the partners, members, shareholders, directors, officers, agents or employees of any of the foregoing (collectively, the “Parties”) shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to Landlord’s interest in the Project as such interest exists from time to time and Tenant shall not look to the property or assets of any of the Parties or to the other property of Landlord in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

Article 12 — Destruction or Damage

Section 12.1 Destruction or Damage. In the event of a fire or other casualty in or to the Premises, Tenant shall immediately give notice thereof to Landlord. Except as otherwise expressly provided below, determination as to the amount of damage to the Premises or to the Building’s structure, the time required for repair and other issues relating to damage and restoration shall be determined by Landlord’s architect, whose determination shall be final and binding on Tenant. The following provisions shall apply to fire, earthquake, act of God, the elements or other casualty occurring in the Premises and/or the Building:

(a) Landlord shall not carry insurance on, and shall not be responsible for restoration of damage to, any of the Tenant Items. Subject to the terms of this Article 12, Landlord shall carry insurance on, and shall be responsible for restoration of damage to the Base

Building Improvements (as hereinafter defined). For purposes of this Lease, the term “Base Building Improvements” shall refer to those certain improvements described on Exhibit “E” attached hereto and incorporated herein by reference.

(b) Subject to the provisions of Subsection 12.1.1(g), if the damage is to any of the Tenant Items, then Tenant, at its cost, shall promptly repair such damage.

(c) If (i) the damage is limited solely to the Premises, (ii) all repairs to and restoration of damage or destruction to the Base Building Improvements can be Substantially Completed within twelve (12) months from the date of damage or destruction, and (iii) and so long as Landlord deems it economically feasible so to repair and restore the Building, and provided that sufficient insurance proceeds are available to Landlord to complete such repair and restoration obligations, then Landlord shall repair and restore the Base Building Improvements, and shall proceed diligently to do so. If insurance proceeds sufficient to fund such repairs and restoration are not available, then Landlord, in its sole discretion, may (A) contribute the excess of the (x) cost of such repairs and restoration over (y) available insurance proceeds and may then undertake such repairs and restoration and this Lease shall remain in full force and effect, or (B) terminate this Lease.

(d) If portions of the Project outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and the Base Building Improvements in such portions of the Building can be Substantially Completed within twelve (12) months from the date of damage or destruction, and so long as Landlord deems it economically feasible so to repair and restore the Building, and provided that sufficient insurance proceeds are available to Landlord to complete such repair and restoration obligations, then Landlord shall be obligated to repair and restore such Base Building Improvements. If insurance proceeds sufficient to fund such repairs and restoration are not available, then Landlord, in its sole discretion, may (A) contribute the excess of the (i) cost of such repairs and restoration over (ii) available insurance proceeds and may then undertake such repairs and restoration and this Lease shall remain in full force and effect, or (B) terminate this Lease

(e) If Landlord has the right and elects not to undertake repairs and restoration pursuant to Subsection 12.1.1(c) or 12.1(d), then Landlord shall notify Tenant within sixty (60) days after the date of such damage or destruction and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice.

(f) During any period when Tenant’s use of the Premises is significantly affected by damage or destruction, rent shall abate proportionately, as reasonably determined by Landlord, until the earlier of: (i) the date Landlord has Substantially Completed Landlord’s repairs and restoration of the Base Building Improvements and, if Landlord elects to undertake such repairs and restoration pursuant to Subsection 12.1(g), the applicable Tenant Items; and (ii) the date Tenant recommences business in the Premises, and no portion of the rent so abated shall be subject to subsequent recapture.

(g) The proceeds from any insurance paid by reason of damage to or destruction of the Premises or the Building or any part thereof insured by Landlord shall belong and be paid to Landlord subject to the rights of any Mortgagee (as hereinafter defined) under any Mortgage (as hereinafter defined).

(h) Tenant waives the benefit of California Civil Code Sections 1932(2) and 1933(4) providing for termination of hiring upon destruction of the thing hired.

(i) Notwithstanding the foregoing, Landlord shall have no obligation to repair or restore any portion of the Premises or the Building in the event of damage or destruction occurring during the last year of the Term. However, if Tenant, within ten (10) days after receipt of such notice, gives written notice to Landlord of its election to extend the Term for a period of at least two (2) years in accordance with any then exercisable option set forth in this Lease, Landlord shall repair and restore the Base Building Improvements in accordance with this Section 12.1 (unless Landlord is entitled to and does terminate this Lease as otherwise provided in Section 12.1(e) or elsewhere in this Lease). In the event of damage or destruction occurring during the last year of the Term, Tenant shall also have the right to terminate this Lease upon written notice to Landlord within thirty (30) days following the event of damage or destruction.

(j) At all times during the Term and notwithstanding the parties’ obligations under Article 30, Landlord shall be the sole owner of the Premises as existing on the date of this Lease and any additions, alterations or improvements thereto constructed prior to the expiration or earlier termination of the Term to the extent funded by Landlord. At all times during the Term, Tenant shall be the sole owner of any additions, alterations or improvements to the Premises constructed during the Term to the extent paid for by Tenant. At the expiration or earlier termination of the Term, any additions, alterations or improvements owned by Tenant during the Term pursuant to the foregoing shall become the property of Landlord and remain upon and be surrendered by Tenant with the Premises, except as otherwise provided in, or as Landlord may elect pursuant to, Section 25.1.

Article 13 — Waiver of Subrogation

Section 13.1 Waiver of Subrogation. Landlord and Tenant shall each have their property insurance policies issued in such form as to provide that the insurer waives any right of subrogation against the other party, its employees, property managers and asset managers. Each party shall indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver of subrogation.

Article 14 — Rules and Regulations

Section 14.1 Rules and Regulations. Tenant shall faithfully observe and comply with the Rules and Regulations of the Project, a copy of which is attached hereto as Exhibit ”F”, and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, all of which are hereby incorporated herein by this reference (“Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Project of any of the Rules and Regulations.

Article 15 — Entry by Landlord

Section 15.1 Entry by Landlord. Upon twenty-four (24) hours prior notice to Tenant (or at any time in case of emergency or for the purposes described in clauses (d) and (f) below), Landlord, its agents, contractors, vendors and service providers shall have the right to enter the Premises at reasonable hours to: (a) inspect the same; (b) exhibit the same to prospective purchasers, lenders or tenants; (c) determine whether Tenant is complying with all of its obligations hereunder; (d) supply any service to be provided by Landlord to Tenant hereunder or to any other tenant of the Project; (e) post notices of nonresponsibility; and (f) make repairs required of Landlord under the terms hereof or make repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Project; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. In an emergency in order to obtain entry to the Premises, Landlord shall have the right to use any and all means which Landlord may deem proper to open any doors in, on or about the Premises (excluding Tenant’s vaults, safes, controlled substance areas, and similar areas agreed upon in writing by Tenant and Landlord), and no entry to the Premises obtained by Landlord by any of such means shall under any circumstance be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

Section 15.2 Alterations to Project. Landlord shall have the right from time to time to alter the Project and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of the Common Facilities or other public parts of the Project and to change the name, number or designation by which the Project is commonly known, provided any such change does not unreasonably reduce, interfere with or deprive Tenant of access to the Premises. If any such alteration increases or decreases the number of Rentable Square Feet in the Project, then Landlord shall cause its space analyst to recompute the Rentable Area of the Project based on the Measurement Standards and shall inform Tenant of its revised Proportionate Share, as adjusted to reflect the new Rentable Area of the Project. Landlord’s space analyst’s recomputation of the Rentable Area of the Project shall be binding on Tenant.

Article 16 — Default

Section 16.1 Events of Default. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events (“Events of Default”) shall constitute a breach of this Lease by Tenant: (a) failure by Tenant to pay any rent, including Direct Expenses and Tenant’s Proportionate Share of Operating Expenses, when and as the same becomes due and payable and after the failure to cure the default within three (3) days after receipt of written notice from Landlord of such failure provided, any notice given by Landlord in compliance with Section 1951.2 of the California Civil Code shall satisfy the foregoing notice requirement, and Landlord shall not be obligated to deliver any additional notice(s) to Tenant prior to commencing an action for unlawful detainer under such Civil Code section; (b) failure by Tenant to pay any other sum when and as the same becomes due and payable if such failure continues for more than ten (10) days after notice of such failure to pay from Landlord; (c) failure by Tenant to perform or observe any other obligations of Tenant hereunder, or to comply with the Rules and Regulations, if such failure continues for more than ten (10) days after notice thereof from Landlord, unless such default cannot reasonably be cured within such ten (10) day period and Tenant shall within such period commence with due diligence and dispatch the curing of such default, and, having so commenced, shall thereafter prosecute or complete with due diligence and dispatch the curing of such default, provided in all events the same is completed within ninety (90) days; (d) the making by Tenant of a general assignment for the benefit of creditors, or the admission of its inability to pay its debts as they become due or the filing of a petition, case or proceeding in bankruptcy, or the adjudication of Tenant as bankrupt or insolvent, or the filing of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing of an answer admitting or failing reasonably to contest the material allegations of a petition filed against it in any such proceeding, or the seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (e) the failure to have any proceeding against Tenant seeking any reorganization, arrangement, composition, enforcement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, dismissed within ninety (90) days after commencement, or the failure to have the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties vacated within ninety (90) days after such appointment; (f) the failure to have any levy upon this Lease or any estate of Tenant hereunder pursuant to any attachment or execution vacated within ten (10) days after such attachment or execution; or (g) if Landlord applies any part of the Security Deposit, and Tenant fails to deposit with Landlord the amount so applied by Landlord, or to provide Landlord with a replacement Letter of Credit, if applicable, within five (5) days after notice by Landlord to Tenant stating the amount applied.

Section 16.2 Landlord’s Remedies. If an Event of Default occurs, Landlord, at any time thereafter, may give a written termination notice to Tenant, and on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice), Tenant’s right to possession shall terminate and this Lease shall terminate, unless on or before such date all sums identified in such three (3) day notice have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. If Landlord terminates this Lease pursuant to the provisions of this Section, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code or any successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate set forth in Section 16.4 hereof. The worth at the time of award of the amount referred to in clause (c) above shall be computed by discounting such amount at a rate equal to the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percentage point. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law.

Section 16.3 Interest. Every installment of rent and every other payment due hereunder from Tenant to Landlord which shall not be paid within ten (10) days after the same shall have become due and payable shall bear interest at a rate of interest (the “Interest Rate”) equal to the Prime Rate plus five percent (5%) per annum, or at the highest rate legally permitted, whichever is less, from the date that the same became due and payable until paid, whether or not demand be made therefor. With respect to the first two (2) delinquencies occurring during any twelve(12) consecutive month period Landlord shall give Tenant ten (10) days notice within which to cure the subject delinquency before assessing the interest charge.

Section 16.4 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of Monthly Base Rent or Direct Expenses or Tenant’s Proportionate Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by an encumbrance covering the Premises. Therefore, if any installment of Monthly Base Rent or Direct Expenses or Tenant’s Proportionate Share of Operating Expenses due from Tenant is not received by Landlord within five (5) days after the payment is due, Tenant shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. With respect to the first two (2) delinquencies occurring during any twelve (12) consecutive month period Landlord shall give Tenant ten (10) days notice within which to cure the subject delinquency before assessing the late charge.

Section 16.5 Lease Continues Until Termination. If Tenant has breached this Lease and abandoned the Premises, Landlord may elect to exercise its rights pursuant to California Civil Code Section 1951.4 and to continue this Lease in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

Section 16.6 Other Rights of Landlord. If Tenant fails to pay any additional rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Monthly Base Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.

Section 16.7 Legal Impediment to Notice. Notwithstanding anything to the contrary set forth in this Lease, Tenant’s failure to (i) pay any installment of Minimum Rent, Tenant’s Proportionate Share of Operating Expenses or Direct Expenses or other sum payable under this Lease, upon the date when payment is due, or (ii) observe, keep or perform any of the other terms, covenants, agreements or conditions set forth in this Lease shall constitute a default without the requirement of notice if, at the time of such failure or at any time thereafter, Landlord is prevented by injunction, stay or operation of law from giving to Tenant a notice of Tenant’s failure to make such payment when due or observe, keep or perform such terms, covenants, agreements or conditions, it being agreed that the requirement of notice to Tenant set forth in Sections 16.2 or elsewhere in this Lease would not have been agreed to by Landlord in the absence of this provision.

Section 16.8 General.

(a) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy including any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related statute.

(b) If, after Tenant’s abandonment of the Premises, Tenant leaves behind any of Tenant’s property, then Landlord shall store such Tenant’s property at a warehouse or any other commercially reasonable location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant’s property within the period permitted by law, Landlord may sell such Tenant’s property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

Article 17 — Landlord’s Right to Cure Defaults

If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Project, (ii) materially interferes with the efficient operation of the Project, (iii) results in a violation of any applicable law, statute, regulation, order or rule, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after ten (10) days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by Landlord to Tenant.

Article 18 — Attorneys’ Fees

Section 18.1 Lease Disputes.

(a) Landlord and Tenant agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of California or the United States District Court for the Northern District of California and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

(b) In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its reasonable professional fees for attorneys, appraisers and accountants, its reasonable investigation costs, and any other reasonable legal expenses and actual court costs incurred by the prevailing party in such action or proceeding.

Article 19 — Holding Over

Section 19.1 Holding Over. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to the aggregate of (i) 150% of the Monthly Base Rent payable under this Lease for the last full calendar month of the Term and (ii) the amount of Direct Expenses and Tenant’s Proportionate Share of Operating Expenses applicable to such holdover period; (b) provided Tenant has been given at least thirty (30) days prior written notice that Landlord has entered into a lease with a “New Tenant” (as hereinafter defined), be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 19.1.

Article 20 — Waiver

Section 20.1 Waiver. The failure of Landlord to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

Article 21 — Eminent Domain

Section 21.1 Taking of Premises. If all or any part of the Premises is taken by any public or quasi public authority as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after the date of such taking, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall, in Landlord’s judgment, be of such extent and nature as substantially to handicap, impede and impair Tenant’s use of the balance of the Premises. If a material part of the Premises is condemned or taken or if substantial alteration or reconstruction of the Premises shall, in Landlord’s opinion, be necessary or desirable as a result of such condemnation or taking, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the date of taking.

Section 21.2 Condemnation Award. Landlord shall be entitled to any and all compensation, damages, income, rent, awards, and any interest therein whatsoever which may be paid or made in connection with any taking, except for what the condemning agency awards separately to Tenant for its loss of equipment, moving expenses, etc. and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Base Rent thereafter to be paid shall be equitably reduced by Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

Section 21.3 Temporary Taking. Notwithstanding any of the provisions hereof to the contrary, if all of the Premises shall be temporarily condemned or taken for governmental occupancy for a period of more than one year, this Lease shall terminate as of the date of taking and Landlord shall be entitled to any and all compensation, damages, income, rent and awards in connection therewith except Tenant’s separate award and as set forth in Section 21.2 above.

Article 22 — Sale by Landlord

Section 22.1 Sale by Landlord. A sale or conveyance by Landlord of the Premises shall operate to release Landlord from any future liability upon any of the agreements, obligations, covenants or conditions, express or implied, herein contained in favor of Tenant, and Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, however, and Tenant agrees to attorn to the purchaser or assignee, such attornment to be effective and self-operative without the execution of any further instruments by any of the parties to this Lease.

Article 23 — Subordination

Section 23.1 Subordination and Attornment. This Lease is subject and subordinate to all Mortgages and, at the request of any Mortgagee, Tenant shall attorn to such Mortgagee, its successors in interest or any purchaser in a foreclosure sale. “Mortgage(s)” means any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises or the Project or any ground lease or underlying lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder; and the term “Mortgagee(s)” means any mortgagee, trustee or other holder of a Mortgage.

(a) If a Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a deed or a new Mortgage, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 23.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request evidencing such attornment and containing such other terms and conditions as may be required by such Mortgagee, provided such terms and conditions do not increase the rent, increase Tenant’s obligations or adversely affect Tenant’s rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be

(i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

(ii) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord for any default that is not a continuing breach;

(iii) bound by any prepayment of more than one (1) month’s rent to any prior landlord;

(iv) bound by any obligation to perform any work or to make improvements to the Premises except for repairs and maintenance required to be made by Landlord under this Lease, and repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

(v) bound by any modification, amendment or renewal of this Lease made without such lender’s consent;

(vi) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

(b) Tenant shall from time to time within ten (10) business days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any future Mortgagee to effectuate any subordination.

Section 23.2 Subordination to Future Loans. As a condition to any subordination of this Lease to any future Mortgage, Landlord shall deliver to Tenant for execution a non-disturbance agreement from such Mortgagee(s) in the lender’s standard form, which non-disturbance agreement shall provide that so long as there exists no Event of Default hereunder, Tenant shall not be evicted from the Premises, nor shall Tenant’s rights under this Lease be disturbed, by reason of such subordination, by reason of any default under any Mortgage by Landlord, or by reason of foreclosure of such Mortgage, or exercise of the statutory power of sale, or receipt of a deed in lieu of foreclosure. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease.

Section 23.3 Tenant’s Termination Right. As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or obligation. If any Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Mortgagee is proceeding with reasonable diligence to effect such remedy.

Article 24 — No Merger

Section 24.1 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

Article 25 — Surrender of Premises

Section 25.1 Surrender of Premises. At the end of the Term or upon sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements, alterations or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, reasonable wear and tear and damage caused by casualty that Tenant is not required to repair excepted. Tenant may, upon the termination of this Lease, remove all movable partitions of less than full height from floor to ceiling, as well as counters and other trade fixtures installed by Tenant at Tenant’s cost, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord. Tenant shall, upon the expiration or sooner termination of this Lease, remove all telecommunications, computer or data cabling installed by or for Tenant, repairing any damage caused by such removal. Upon request by Landlord at the time Landlord’s consent for the improvement or addition was given and except for Landlord improvements for the First Floor and the Second Floor Improvements (other than as set forth in the next sentence), unless otherwise agreed to in writing by Landlord, Tenant, at its cost, shall, upon the expiration or sooner termination of this Lease, remove any or all permanent improvements or additions to the Premises installed by Tenant and all movable partitions, counters, and other trade fixtures and repair any damage resulting from such removal. Anything herein to the contrary notwithstanding, Landlord may, at the time Landlord’s consent for improvements to the second floor is given, condition such consent on Tenant’s agreement to remove any or all labs from the second floor of the Premises upon the expiration or sooner termination of this Lease and repair any damage resulting from such removal.

Article 26 — Estoppel Certificate

Section 26.1 Estoppel Certificate. At any time and from time to time, but in no event on less than ten (10) business days’ prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (b) the commencement and expiration dates of this Lease; (c) whether there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying the same); (d) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (e) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (f) the date, if any, to which rent and other sums payable hereunder have been paid; (g) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate; (h) the amount of any security deposit and prepaid rent; and (i) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or Mortgagee or prospective Mortgagee. Tenant shall indemnify and hold Landlord harmless from and against all costs, damages, expenses, liabilities and fees, including, without limitation, reasonable attorneys’ fees and any consequential damages or lost profits, arising from or in any way related to or connected with Tenant’s failure to deliver any such certificate within the time specified in this Section 26.1.

Article 27 — No Light, Air or View Easement

Section 27.1 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Premises shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to or in the vicinity of the Premises, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

Article 28 — Notices

Section 28.1 Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when (a) deposited in the United States mail, certified or registered, postage prepaid, or (b) delivered to a reputable and reliable courier, and, in either event, addressed as follows: prior to the date on which Tenant accepts possession of the Premises, at Tenant’s address prior to occupancy set out in the Basic Lease Information, and thereafter to Tenant at the Premises or at the address for Tenant set out in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; and to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupying the same, then such service may be made by attaching the same to the main entrance of the Premises.

Article 29 -- Successors

Section 29.1 Successors. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, provided that nothing in this Section shall be deemed to permit any assignment, subletting, occupancy or use by Tenant contrary to the provision of Article 10.

Article 30 — Insurance

Section 30.1 Liability Insurance. Tenant, at its cost, shall maintain commercial general liability insurance, insuring against all liability arising out of or in connection with Tenant’s use or occupancy of the Premises or the exercise of any rights of Tenant pursuant to this Lease, utilizing the standard ISO Occurrence Form CG0001, or equivalent, including contractual liability coverage, with minimum limits of Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) annual aggregate. The amount of such liability insurance required to be maintained by Tenant hereunder shall not be construed to limit Tenant’s indemnity obligations in this Lease or other liability hereunder. Such insurance shall name Landlord, its partners, officers, directors, members, shareholders, lenders, asset managers, property managers, Mortgagees and Lessors whose names have been furnished to Tenant (collectively, the “Additional Insured Parties”) as additional insureds (using ISO Form CG 2010 (11/85), or equivalent), and shall provide that it is primary insurance and not “excess over” or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. Tenant’s liability policy shall not have a deductible in excess of Ten Thousand Dollars ($10,000.00). Once during the Term, but not before December 1, 2006, if, in the reasonable opinion of any Mortgagee or Lessor or of any insurance consultant retained by Landlord, the amount of Tenant’s liability insurance coverage is not adequate, Tenant shall, upon notice from Landlord, increase the insurance coverage either as required by such Mortgagee or Lessor or recommended by Landlord’s insurance consultant. Tenant’s insurance may be maintained under blanket policies covering more than one location of Tenant.

Section 30.2 Tenant’s Property Insurance. Tenant, at its cost, shall maintain on all of its personal property, and all Alterations and other improvements in the Premises other than the Base Building Improvements (whether initially constructed by Landlord or Tenant or any third party) (collectively, the “Tenant Items”) and all other personal property located in the Premises property insurance in the amount of one hundred percent (100%) of the insurable replacement cost, from time to time, without a co-insurance penalty and with a deductible which does not exceed Ten Thousand Dollars ($10,000.00), utilizing the ISO Causes of Loss–Special Form CP 1030, or equivalent (commonly referred to as “All Risk”), including business income insurance (insuring against loss of income and extra expense in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs, attributable to the perils covered by Tenant’s property insurance, for a period of twelve (12) months). The proceeds from any such policy shall be used by Tenant for the replacement of such Tenant Items. Landlord shall be named, as its interest may appear, on Tenant’s property policy. The “replacement cost” of the improvements to be insured under this Article 30 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement cost redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted to conform with the redetermined replacement cost.

Section 30.3 Tenant’s Worker’s Compensation Insurance. Tenant, at its cost, shall maintain in full force workers’ compensation insurance in compliance with the applicable Laws of the state where the Premises are located, and employer’s liability insurance in an amount of not less than One Million Dollars ($1,000,000.00).

Section 30.4 Insurance Criteria. On or prior to the Term Commencement Date and not less than ten (10) days prior to the expiration of the term of such coverage, Tenant shall deliver to Landlord a certification from Tenant’s insurance company on the forms currently designated “Acord 28” (Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached to the Acord 25-S is an endorsement naming the Additional Insured Parties as additional insureds, which shall be binding on Tenant’s insurance company, and which shall expressly provide that (a) such certification conveys to the Additional Insured Parties all the rights and privileges afforded under the policies as primary insurance, and (b) contains an unconditional obligation of the insurance company to advise all of the Additional Insured Parties in writing by certified mail, return receipt requested, at least thirty (30) days in advance of any termination or change to the policies that would affect the interest of any of the Additional Insured Parties, except that ten (10) days’ prior written notice may be given in the case of nonpayment of premiums. In lieu of such certificates,

Landlord shall have the right to require Tenant to deliver to Landlord, and if so required by Landlord, Tenant shall deliver to Landlord, copies of the policies of insurance required to be carried pursuant to this Article 32 showing that the Additional Insured Parties are named as additional insureds. All of Tenant’s insurance required hereunder shall be issued by insurance companies authorized to do business in the state where the Premises are located, with a Best’s Rating of not less than A- and a Financial Size Category of not less than VIII, as rated in the most recent edition of Best’s Insurance Reports or such other financial rating as Landlord may notify Tenant that Landlord at such time considers appropriate.

Section 30.5 Landlord’s Insurance. Landlord, at its cost (but subject to reimbursement pursuant to the terms of Article 4), shall maintain (a) commercial general liability insurance, including contractual liability coverage, with a minimum combined single limit of Five Million Dollars ($5,000,000.00) per occurrence, insuring against all liability of Landlord and its authorized representatives arising out of or in connection with Landlord’s ownership of the Premises; and (b) property insurance on an occurrence basis using the ISO causes of loss –special form, or equivalent in an amount sufficient to prevent a co-insurance penalty; and (c) business income insurance covering a period of at least twelve (12) months. Landlord may satisfy its obligations with respect to the insurance it is required to maintain hereunder by means of “blanket” and “excess liability” insurance policies.

Article 31 — Waiver of Trial by Jury; Counterclaim

Section 31.1 Jury Trial Waiver. THE PARTIES HEREBY AGREE THAT THIS LEASE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 AND EACH PARTY DOES HEREBY CONSTITUTE AND APPOINT THE OTHER PARTY ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND EACH PARTY DOES HEREBY AUTHORIZE AND EMPOWER THE OTHER PARTY, IN THE NAME, PLACE AND STEAD OF SUCH PARTY, TO FILE THIS LEASE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

LANDLORD’S INITIALS: _____             TENANT’S INITIALS: _____

Section 31.2 Waiver of Counterclaim. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

Article 32 — Miscellaneous

Section 32.1 Captions. The captions and headings of the Articles and Sections in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

Section 32.2 Time of Essence. Time is of the essence of this Lease and of all provisions hereof, except with respect to the delivery of possession of the Premises at the commencement of the term hereof.

Section 32.3 Number and Genders; Joint and Several Liability. The words “Landlord” and “Tenant,” as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there is more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

Section 32.4 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

Section 32.5 Cumulative Remedies. It is understood and agreed that the remedies herein given to Landlord shall be cumulative and are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

Section 32.6 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease.

Section 32.7 Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

Section 32.8 Authority. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

Section 32.9 No Offer. No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that rental deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other premises situated in the Project. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

Section 32.10 No Representations or Warranties. Neither Landlord nor Landlord’s agents or attorneys have made any representations or warranties with respect to the Premises, the Project or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

Section 32.11 Brokers. Tenant represents that it has not incurred an obligation to any broker in connection with this Lease, other than Landlord’s broker and Tenant’s broker listed in the Basic Lease Information, and Tenant shall hold Landlord harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by Tenant of this representation.

Section 32.12 Amendments. This Lease may not be altered, changed, or amended except by an instrument signed by both parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in quadruplicate on the dates set forth below and this Lease shall be effective as of the latter of such dates.

TENANT:		LANDLORD:

DURECT CORPORATION,		RWC, LLC,
a Delaware corporation		a California limited liability company

By:	/s/ Felix Theeuwes	By:	Grosvenor California Limited, a California corporation
Its:	Chairman & CSO	Its:	Managing Member

By:	Paula Mendenahall	By:	/s/
Its:	SR VP OPERATIONS	Its:

Date: August 31, 2005		By:	/s/
		Its:	President
Date:

EXHIBIT A

SITE PLAN FOR THE PROJECT

(WITH PREMISES/BUILDING SHOWN IN CROSSHATCH)

FOUR RESULTS WAY
FIVE RESULTS WAY
ONE RESULTS WAY
TUNNEL TO GARAGE
ONE RESULTS WAY
LOADING DOCK
ONE RESULTS WAY
ONE RESULTS WAY
SIX RESULTS WAY
PATIO
THREE RESULTS WAY
TWO RESULTS WAY
GARAGE
MAIN GATE
RESULTS WAY
GATE
N

Results Way Corporate Park, Cupertino, CA

SITE PLAN

Dalgren Associates, Inc.

FOUR RESULTS WAY

FIVE RESULTS WAY

ONE RESULTS WAY

ONE RESULTS WAY

ONE RESULTS WAY

SIX RESULTS WAY

ONE RESULTS WAY

THREE RESULTS WAY

TWO RESULTS WAY

A-1

EXHIBIT B

RESULTS WAY CORPORATE PARK SIGN PROGRAM

Intentionally Omitted.

B-1

EXHIBIT C

WORK LETTER

1. Landlord and Tenant have each approved the space plans for the Premises dated August 30, 2005 (the “Space Plans”) by Studios Architecture (“Landlord’s Architect”), a copy of which is attached hereto as Exhibit C-1.

2. Within five (5) days after execution of this Lease, Tenant shall provide Landlord’s Architect with all information reasonably required in order to prepare detailed plans and specifications (the “Working Drawings”) showing the specific tenant improvements (the “Improvements”) which Tenant desires to have Landlord construct on the Premises. Failure of Tenant to provide such information within the time period set forth above shall constitute a Tenant Delay (as hereinafter defined). The Working Drawings shall be based upon the Space Plans. The information which Tenant is to convey to Landlord’s Architect within the time period set forth above shall include, without limitation, the following:

(a) location and type of all partitions;

(b) location and type of all doors, including hardware;

(c) location and type of glass partitions, windows and doors, including framing;

(d) location and type of Tenant’s telephone and other communication equipment;

(e) all critical dimensions necessary for construction of the Improvements;

(f) location of all new and existing electrical outlets (including, without limitation, floor monuments), switches, telephone outlets and lighting;

(g) location and type of special outlets for Tenant’s equipment with special electrical requirements, including manufacturer’s specifications for use and operation;

(h) location, weight per square foot and description of any heavy equipment or filing systems exceeding fifty (50) pounds per square foot;

(i) all special air conditioning or ventilation requirements;

(j) floor covering types and colors;

(k) wall covering and base types and colors;

(l) paint types and colors;

(m) location and type of plumbing and kitchen equipment;

(n) all millwork and built-in equipment with size, hook-up requirements and finishes approved by Tenant;

(o) all bracing and support of special walls and dimensions;

(p) height and type of ceiling, if different from Premises-standard;

(q) special purpose rooms including, without limitation, computer rooms, kitchens, and x-ray rooms, and notation if services of special technical consultants will be required; and

(r) such other detail as Landlord shall reasonably request.

Tenant shall, within two (2) business days after receipt of the Working Drawings, advise Landlord of any reasonable changes which Tenant requests in order to conform the Working Drawings to Space Plans. If Tenant reasonably disapproves of the Working Drawings as being inconsistent with the Space Plans, specifying in reasonable detail its reasons therefor, Landlord shall cause Landlord’s Architect to revise the Working Drawings as disapproved by Tenant and resubmit the revised Working Drawings to Tenant. Tenant shall, within two (2) business days after receipt of Landlord’s Architect’s revised Working Drawings, advise Landlord of any additional reasonable changes which Tenant requests in order to conform the Working Drawings to the Space Plans. If Tenant disapproves the revised Working Drawings specifying the reason therefor, Landlord shall, to the extent such proposed changes are reasonable, within fifteen (15) days of receipt of Tenant’s required changes, cause Landlord’s Architect to revise the Working Drawings and resubmit them to Tenant. Tenant shall, again within two (2) business days after receipt of Landlord’s Architect’s revised Working Drawings, advise Landlord of further changes, if any, required for Tenant’s approval. This process shall continue until Tenant has approved the revised Working Drawings. Notwithstanding anything to the contrary contained in the immediately preceding sentence, in no event shall Landlord be required to cause more than three (3) revisions to the Working Drawings. Tenant agrees not to withhold or deny its approval unreasonably.

3. Preparation and approval of the Working Drawings shall proceed as indicated below and each action by Tenant completed on or before the date herein specified.

Action	Due Date
(a) Submission of detailed information to Landlord’s Architect	5 days after execution of this Lease

(b) Delivery of written notice approving or disapproving Working Drawings	2 business days after receipt thereof

(c) Submission, if necessary, of information necessary to redesign Working Drawings	5 days after receipt of Landlord’s notice of disapproval, if applicable

(d) Delivery of written notice of final approval of Working Drawings	2 business days after receipt

4. Landlord shall construct the Improvements as shown on the Space Plans, using Project-standard materials and procedures. Tenant shall bear the cost of any Improvements which differ from Premises Standard. Any changes to the final Working Drawings subsequent to Landlord’s approval thereof which are requested by Tenant, required by any governmental agency, required as a result of delays in construction or required for any other reason whatsoever shall be incorporated into the work by means of a change order. All change orders shall be forwarded to Landlord for approval and costing. Tenant shall be given a written cost estimate for the completion of such change order which must be approved and paid for by Tenant within five (5) business days of billing and any unpaid portions shall bear interest from the date due at the Interest Rate (as defined in the Lease).

5. The cost of constructing the Improvements shall be borne by Landlord, except that Tenant shall contribute the sum of Forty-Two Thousand and no/100 Dollars ($42,000.00) toward the cost of the Improvements (“Tenant’s Contribution”). Subject to the provisions of Section 8.2 of the Lease (which permits Tenant to “pay” Tenant’s Contribution out of the Landlord’s Contribution toward the Second Floor Improvements), Tenant’s Contribution shall be paid to Landlord upon written notice from Landlord (the “Permits Notice) that permits for the Imrprovements have been issued. Landlord shall not be required to commence to construct the Improvements unless and until Tenant has paid Tenant’s Contribution (either in cash, or by using the Landlord’s Contribution, as herein described), and Tenant’s failure to pay Tenant’s Contribution to Landlord within ten (10) days after receipt of the Permits Notice shall constitute a “Tenant’s Delay”.

6. The date of Substantial Completion of the Improvements shall be fixed by Landlord, Landlord’s contractor, or Landlord’s Architect in a notice to Tenant, which notice shall state that the Premises are, or prior to the commencement date fixed in such notice will be, substantially completed and ready for occupancy by Tenant. If Landlord shall be delayed in Substantial Completion of the Improvements as a result of:

(a) Tenant’s failure to submit the information necessary for the preparation of the Working Drawings on or before the dates or within the time periods called for;

C-2

(b) Tenant’s change(s) in the Working Drawings after such dates;

(c) Tenant’s failure to make necessary arrangements with the telephone company and Tenant’s telephone and communication consultants;

(d) Tenant’s failure to pay the Tenant’s Contribution to Landlord in a timely manner; or

(e) Any other delays requested or caused by the acts or omissions of Tenant, its agents, employees, architects or engineers (all of the foregoing being referred to herein collectively as “Tenant’s Delay”);

then the Term Commencement Date shall be the earlier of:

(i) the date on which Tenant accepts possession of the Premises, or

(ii) that number of days prior to the actual date of Substantial Completion of the Improvements which is equal to the total number of days of Tenant’s Delay.

Tenant acknowledges that changes to the Working Drawings may result in delays for preparation of revised Working Drawings, re-pricing and/or construction, all of which will constitute Tenant’s Delay. Tenant further acknowledges that the time required to obtain any unique or custom items desired by Tenant, or the choice by Tenant of any items which differ from, and take longer to obtain than, Premises-standard items, will likely result in Tenant’s Delay.

7. Tenant shall examine the Premises before taking occupancy, and occupancy by Tenant shall be conclusive evidence against Tenant that at that time the Premises were in good order and satisfactory condition; provided, however, that Tenant shall have fifteen (15) days after Landlord’s tender of possession to identify “punch list” items, which “punch list” items shall be promptly corrected by Landlord.

8. (a) All defined terms as used and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

(b) Tenant agrees that, in connection with Tenant’s use of the Premises during construction of the Improvements under any early access right granted in the Lease, Landlord shall not be liable in any way for injury, loss, or damage which may occur to any installations made in the Premises by Tenant, or to any personal property placed therein, the same being at Tenant’s sole risk.

(c) Except as expressly set forth herein, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease.

(d) This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(e) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of rent. All late payments shall bear interest at the Interest Rate specified in the Lease.

C-3

EXHIBIT C-1

APPROVED SPACE PLAN

DURECT CORPORATION

FIRST FLOOR FIT PLAN

EXHIBIT D

ACKNOWLEDGMENT OF TERM

COMMENCEMENT DATE

To:	__________________________	Date:	______________________
__________________________
__________________________

Re:	Lease dated ________________, 20__, between RWC LLC, a California limited liability company, Landlord, and _________________________________, Tenant, concerning in the Premises located at ______________________ Results Way, Cupertino, California

Ladies and Gentlemen:

In accordance with the above-referenced lease (the “Lease”), we wish to advise you and/or confirm the following information:

1. The Premises have been accepted by Tenant as being substantially complete in accordance with the Lease and there is no deficiency in construction.

2. Tenant has possession of the Premises and acknowledges that, pursuant to the provisions of the Lease, the Term Commencement Date is ______________________, 20__; [the Rent Commencement Date is ______________________, 20__] and the Expiration Date is _______________________, 2___.

3. The Rentable Area of the Premises is ______ square feet; .

4. Tenant’s Proportionate Share, as adjusted based upon the Rentable Area of the Premises, is ___________%.

5. The [Deposit][Letter of Credit] is $                                             .

6. The Annual Base Rent is $                                             .

7. The Monthly Base Rent is $                                        .

8. In accordance with the Lease, Annual Base Rent commenced to accrue on the Term Commencement Date, subject to any rent abatement provided for in the Lease.

9. If the Term Commencement Date is other than the first day of a calendar month, the unapplied balance of the Advance Rent shall be applied toward Tenant’s Monthly Base Rent for the first full month of the Term thereafter.

D-1

10. Monthly Base Rent is due and payable in advance on the first day of each and every month during the term of the Lease. Your rent checks should be made payable to RWC, LLC at                                                                                                                                                                                                                                                                       .

LANDLORD:		AGREED AND ACCEPTED:

RWC , LLC,		TENANT:
a California limited liability company
_____________________________,
By:	Grosvenor California Limited,	a ____________________________
a California corporation
Its:	Managing Member

By:
Its:

By:
Its:

By:
Its:

By:
	Its:	Date:

Date:

D-2

EXHIBIT E

Results Way Corporate Park

Base Building Improvements

1.	Structural shell to include the foundations, floors, walls, columns, and roof.

2.	ADA compliant restrooms with Landlord’s standard fixtures and finishes.

3.	Concrete shell interiors. Drywall areas will be taped for smooth wall or texture at Tenant’s cost. Wall furring and insulation and/or ceiling insulation, as required by Title 24 or mechanical calculations.

4.	ADA complaint elevator with an emergency telephone and standard manufacturer cab finishes.

5.	HVAC system excluding distribution, below-roof ducting, piping, title 24 Energy Compliance, and controls. Two (2) 60-ton VAV carrier roof-top units and one (1) boiler.

6.	Main sprinkler system with exposed branch lines excluding sprinkler heads, sprinkler branch lines, drops, valves, mains etc.

7.	All bearing walls and roof structural framing.

8.	Safety, access controls, and security systems (fire alarms, strobes, exit lights, etc.) for base building only.

9.	1,200 amp 277/480V electrical service for lighting and power suitable for ordinary office use. Power stubbed at the building electrical room. Excludes all routing, electrical distribution, and upgrades.

10.	ADA compliant access/exiting.

11.	Site landscaping.

12.	Building and site monument signage structures.

13.	Existing telephone MPOE, consisting of a 1200 pair service, located in Four Results Way. One 4-inch conduit for telephone cabling will be provided from the main MPOE, to Five Results Way.

14.	Ceiling framing.

15.	Stair handrails.

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EXHIBIT F

RULES AND REGULATIONS

1. The Common Facilities, sidewalks, driveways, halls, passages, exits, vestibules, entrances, public areas, elevators and stairways of the Premises and the Project shall not be obstructed by any tenant or used for any purpose other than ingress to and egress from their respective premises. No tenant and no employee or invitee of any tenant shall go upon the roof of the Premises, except as authorized under a tenant’s lease. Each tenant shall, at such tenant’s expense, keep the sidewalks, curbs and patios adjacent to its premises clean and free from dirt, refuse and other obstructions.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant’s premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of its premises or in the Project without the prior written consent of Landlord or except as expressly allowed in such tenant’s lease. Landlord shall have the right to remove, at Tenant’s expense and without notice or liability, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or entity approved by Landlord, using materials and a style and format approved by Landlord. Written material (including artwork) visible from outside the Premises will not be permitted without the prior written consent of Landlord or except as expressly allowed in such tenant’s lease.

3. The Premises shall not be used for the storage of merchandise held for sale to the general public, for lodging or for sleeping. Except as provided in a tenant’s lease or otherwise approved by Landlord, no cooking shall be done or permitted by any tenant on its premises; provided, however, that Tenant may use Underwriter’s Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Repair and maintenance of such equipment shall be at Tenant’s expense.

4. Each tenant shall be responsible for keeping its premises clean and in good order. No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness.

5. Upon request, each tenant shall provide keys, key cards and access codes to Landlord so that Landlord can have access to such tenant’s premises in the event of an emergency. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all keys, cards and/or access codes to doors in its premises. As to secure areas, in an emergency, Landlord may use any means to enter and Tenant shall indemnify Landlord from and against all costs, expenses and liability arising by virtue of such emergency entry.

6. Prior to installing heavy objects, furniture or equipment in the Premises, Tenant shall confirm the capacity of the Premises to bear such loads and Tenant shall not exceed such capacity at any time.

7. No tenant shall use or keep in its premises or in the Common Facilities any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Without Landlord’s prior written approval, no tenant shall use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any hazardous or toxic materials or any foul or noxious gas or substance in its premises. No tenant shall interfere in any way with the business or activities of other tenants of the Project or permit its premises to be occupied or used in any manner that is offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, vibrations or any other reason.

8. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Premises or the Project, except as otherwise provided in a tenant’s lease.

9. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Premises or the Project during the continuance of the same by such action as Landlord may deem appropriate including closing doors or perimeter gates. Landlord also reserves the right to exclude or expel from the Premises or the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations for the Premises or the Project.

10. Tenant shall ensure that the doors of the Premises are closed and locked, and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage.

11. The lavatory rooms, toilets, urinals, wash bowls and other fixtures shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited therein.

12. No tenant shall install any radio or television antenna, loud speaker or other device on the roof or the exterior walls of its premises, except as authorized in such tenant’s lease or in writing by Landlord. No awnings, air-conditioning or other projections shall be attached to the outside walls or windowsills of the Premises or otherwise project from the Premises, without the prior written consent of Landlord.

13. Each tenant shall store all its trash and garbage in a tidy manner within appropriate trash receptacles and in an area designated by Landlord. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Common Facilities are prohibited and each tenant shall cooperate to prevent the same.

15. Tenant shall not make or permit any noise in the Premises or the Common Facilities that is annoying, unpleasant or distasteful, or interferes in any way with other tenants of the Project or those having business with them.

16. Tenant shall not bring into or keep within the Common Facilities any unleashed pets or animals

17. Tenant’s employees may bring bicycles into Tenant’s own Premises; however, bicycles shall only be ridden on roads and bike paths and not on sidewalks or other portions of the Project and Common Facilities. The use of skateboards, skates, rollerblades, and scooters is prohibited at all times in the Common Facilities.

18. Tenants shall not use the Common Facilities for events, activities or parties (for example, employee parties) without Landlord’s prior written consent. Any request for Landlord’s permission to use such facilities shall be made at least ten (10) days prior to the event. Tenant’s use shall be subject to such conditions as Landlord in its discretion may specify.

19. The requirements of Tenant will be attended to only upon application by an authorized individual to the office of Landlord’s property manager by telephone. Employees of Landlord and its property manager shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency with respect to the Premises, the Project and the Common Facilities.

21. Tenant assumes all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors, windows and other means of entry to the Premises closed and locked when unattended. Roof access hatches must remain shut and locked at all times.

22. Tenant’s employees shall not park their vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Premises or the Project or for other tenants of the Project. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles. Landlord may establish additional Rules and Regulations that apply to the parking areas.

23. There shall be no smoking in the Premises. As used herein, the term “smoking” means carrying or holding of a lighted pipe, cigar or cigarette of any kind, or any other lighted smoking equipment or the lighting thereof or emitting or exhaling the smoke of a pipe, cigar or cigarette of any kind. Each tenant shall cooperate to enforce this prohibition, including giving notice of such to its employees.

24. Alcoholic beverages shall not be served or consumed in the Common Facilities at any time.

25. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project. To the extent that these Rules and Regulations are inconsistent with any provision of the Lease, the provisions of the Lease shall control.

27. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for the safety, care and cleanliness of the Premises or the Project, and for the preservation of the order therein.

28. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the space leased.

EXHIBIT G

BUILDING 3

EXTENSION AND EXPANSION RIGHTS

Extension Rights – The existing tenant has the option to extend the term of its lease for a 5-year term commencing February 1, 2008.

Expansion Rights – None.

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